Exhibit 10.7

    BANCPLUS CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

THIS INDENTURE is made on December 13, 2022, to be effective as of January 1, 2023 (the “Effective Date”), by BancPlus Corporation, a corporation organized under the laws of the State of Mississippi and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (hereinafter called the “Primary Sponsor”).

INTRODUCTION

WHEREAS, the Primary Sponsor maintains the BancPlus Corporation Employee Stock Ownership Plan (With 401(k) Provisions), formerly known as the Citizens Bank and Trust Company Employee’s Profit Sharing Plan, originally effective January 1, 1956 (the “Plan”);

WHEREAS, the Plan is an employee stock ownership plan, within the meaning of Code Section 4975(e)(7), with a profit sharing plan component, within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii), that contains a cash or deferred arrangement, as described in Code Section 401(k); and

WHEREAS, the Plan was last amended and restated by indenture dated January 1, 2012, and has been amended seven times since such date; and

WHEREAS, the Primary Sponsor now desires to amend and restate the Plan in its entirety.

    NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan as provided herein, which amendment and restatement shall be effective as of January 1, 2023, except where otherwise provided herein.

USA.605904107.14/VVL

BANCPLUS CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)
Page
ARTICLE 2    ELIGIBILITY    16
ARTICLE 3    CONTRIBUTIONS    16
ARTICLE 4    ALLOCATIONS    20
ARTICLE 5    ACQUISITION LOANS/INVESTMENT OF ESOP PLAN    33
ARTICLE 6    INDIVIDUAL FUNDS AND INVESTMENTS OF 401(K) PLAN    36
ARTICLE 7    PLAN LOANS    37
ARTICLE 8    WITHDRAWALS DURING EMPLOYMENT    40
ARTICLE 9    DIVERSIFICATION OF ESOP PLAN    44
ARTICLE 10    PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT    45
ARTICLE 11    PAYMENT OF BENEFITS ON RETIREMENT OR DISABILITY    47
ARTICLE 12    DEATH BENEFITS    47
ARTICLE 13    GENERAL RULES ON DISTRIBUTIONS    48
ARTICLE 14    CONDITIONS OF DISTRIBUTION OF COMPANY STOCK    53
ARTICLE 15    VOTING OF COMPANY STOCK    56
ARTICLE 16    ADMINISTRATION OF THE PLAN    57
ARTICLE 17    CLAIM REVIEW PROCEDURE    59
ARTICLE 18    LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE, AND UNCLAIMED PAYMENTS    63
ARTICLE 19    PROHIBITION AGAINST DIVERSION    64
ARTICLE 20    LIMITATION OF RIGHTS    65
ARTICLE 21    AMENDMENT TO OR TERMINATION OF THE PLAN AND THE TRUST    65
ARTICLE 22    ADOPTION OF PLAN BY AFFILIATES    66
ARTICLE 23    QUALIFICATION AND RETURN OF CONTRIBUTIONS    67
ARTICLE 24    ERISA ARBITRATION, CLASS ACTION WAIVER AND LIMITATION OF ACTIONS    67
ARTICLE 25    INCORPORATION OF SPECIAL LIMITATIONS    71
APPENDIX A    LIMITATION ON ALLOCATIONS    1
APPENDIX B    TOP-HEAVY PROVISIONS    1
APPENDIX C    SPECIAL NONDISCRIMINATION RULES    1
APPENDIX D    MINIMUM DISTRIBUTION REQUIREMENTS    1

-i-
USA.605904107.14/VVL

ARTICLE 1
DEFINITIONS

Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

1.1“401(k) Plan” means the portion of the Fund consisting of the 401(k) Deferral Accounts, 401(k) Matching Accounts, 401(k) Discretionary Accounts and 401(k) Rollover Accounts.

1.2“Account” means a Participant’s aggregate interest in Company Stock and other assets resulting from contributions made by a Plan Sponsor under the Plan or releases of Company Stock from the Loan Suspense Account, as adjusted pursuant to the Plan as of any given date, and accounted for under the following subaccounts:

(a)    “401(k) Deferral Account” which shall reflect a Participant’s interest in contributions designated by the Participant to be made to the 401(k) Deferral Account under Section 3.1.

(b)    “401(k) Discretionary Account” which shall reflect a Participant’s interest, if any, in discretionary contributions, if any, made under Section 3.3 of the Plan, reduced by amounts transferred to the Participant’s ESOP Discretionary Account, at the Plan Administrator’s direction in accordance with Section 6.3 of the Plan.

(c)    “401(k) Matching Account” which shall reflect a Participant’s interest, if any, in matching contributions made to the 401(k) Plan under Section 3.2 of the Plan, reduced by amounts transferred to the Participant’s ESOP Matching Account at the Plan Administrator’s direction in accordance with Section 6.3 of the Plan.

(d)    “401(k) Rollover Account” which shall reflect a Participant’s interest in Rollover Amounts designated by a Participant to be deposited into the 401(k) Rollover Account.

(e)    “ESOP Deferral Account” which shall reflect a Participant’s interest in contributions designated by the Participant to be made to the ESOP Deferral Account under Section 3.1.

(f)    “ESOP Matching Account” which shall reflect a Participant’s interest in amounts attributable to matching contributions made under Section 3.2 of the Plan, which are invested in Company Stock within the ESOP Plan, and increased by amounts transferred from the Participant’s 401(k) Matching Account pursuant to the Plan Administrator’s direction in accordance with Section 6.3 of the Plan.

(g)    “ESOP Discretionary Account” which shall reflect a Participant’s interest in discretionary contributions, if any, made under Section 3.3, which are invested in Company Stock within the ESOP Plan and increased by amounts transferred from the Participant’s 401(k) Discretionary Account pursuant to the Plan Administrator’s direction in accordance with Section 6.3 of the Plan.

(h)    “ESOP Rollover Account” which shall reflect a Participant’s interest in Rollover Amounts designated by a Participant to be deposited into the ESOP Rollover Account.

(i)    “FNB Plan Profit Sharing Account” means the account maintained to reflect profit sharing contributions under the predecessor First National Bank of Holmes County 401(k) Profit Sharing Plan.

(j)    “Special Allocation Account” which shall reflect a Participant’s interest in amounts allocated to the Participant from the suspense account related to the Mississippi Southern Bank Pension Plan.

(i)“Pre-Safe Harbor Matching Contribution Account” means which shall reflect a Participant’s interest in discretionary matching contributions made to the ESOP Plan that are not safe-harbor matching contributions.

Each subaccount under the ESOP Plan shall further consist of a Company Stock Subaccount and an Other Investment Subaccount. In addition, the Plan Administrator shall allocate the interest of the Participant in any funds transferred to the Plan in a trust-to-trust transfer (other than Rollover Amounts or pursuant to the merger of another tax-qualified retirement plan with the Plan) among the above subaccounts as the Plan Administrator determines best reflects the interest of the Participant in the prior plan.

1.3“Acquisition Loan” means a loan (or other extension of credit) made to the ESOP Plan by or subject to Guarantee by a person described in Code Section 4975(e)(2), including a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of the ESOP Plan, used by the Trustee to finance the acquisition of Company Stock or to repay any Acquisition Loan, as further set forth in Section 5.1.

1.4“Affiliate” means:

(a)any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor;

(b)any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor;

(c)any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor; and

(d)any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).

1.5“Annual Compensation” means, except as otherwise provided herein, wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by a Plan Sponsor (in the course of a Plan Sponsor’s trade or business) for which a Plan Sponsor is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Annual Compensation must be determined without regard to any rules in Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2). Notwithstanding the above, Annual Compensation shall be determined as follows:

(a)    for purposes of (1) determining, with respect to each Plan Sponsor, the amount of contributions made by or on behalf of an Employee under Article 3 and allocations under Article 4 and (2) applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury may allow, Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Participant and shall not include amounts paid following a Termination of Employment other than cash-outs of unused accrued bona fide sick, vacation, or other leave paid no later than the later of 2½ months after a Termination of Employment or the end of the “limitation year” that includes the Termination of Employment if such leave cash-outs would have been included in Annual Compensation if paid prior to a Termination of Employment;

(b)    for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Plan Sponsor contributions. For this purpose, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Plan Sponsor does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan;

(c)    for all purposes under the Plan, Annual Compensation shall exclude any amount paid under the Plan Sponsor’s referral, incentive and other award programs and cash prizes;

(d)    with respect to Leased Employees, shall only include wages from the applicable leasing organization that are attributable to services performed for the recipient Plan Sponsor; and

(e)    in accordance with Code Section 414(u)(12), Annual Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by a Plan Sponsor to an individual who does not currently perform services for the Plan Sponsor by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Plan Sponsor.

1.6“Annual Compensation Limit” means $330,000 (for 2023), which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.

1.7“Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant’s Disability made pursuant to Section 17.4.

1.8“Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the benefits under the Plan will be paid in the following order of priority and such person or estate shall mean “Beneficiary”: (a) the deceased Participant’s Spouse, (b) the deceased Participant’s children, including adopted children, per stirpes, (c) the deceased Participant’s surviving parents in equal shares, or (d) the deceased Participant’s estate. Notwithstanding the preceding sentence, the Spouse of a married Participant shall be his Beneficiary unless that Spouse has consented in writing to the designation by the Participant of some other person or trust and the Spouse’s consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his Spouse under the terms of the preceding sentence unless the Spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the Spouse has the right to limit consent to a specific beneficiary and that the Spouse voluntarily relinquishes this right. Notwithstanding the above, the Spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the Spouse cannot be located if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law), unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the Spouse is legally incompetent to give consent, consent by the Spouse’s legal guardian shall be deemed to be consent by the Spouse. A divorce decree or legal separation shall revoke the Participant’s designation of the Spouse as a Beneficiary unless the divorce decree or “qualified domestic relation order” provides otherwise. If, subsequent to the death of a Participant, the Participant’s Beneficiary dies while entitled to receive benefits under the Plan, benefits under the Plan will be paid to the successor Beneficiary, if any, or the Beneficiary listed under Clause (a), (b), (c), or (d), as applicable.

1.9“Board of Directors” means the Board of Directors of the Primary Sponsor.

1.10“Break in Service” means the failure of an Employee to complete more than 500 Hours of Service in any Plan Year.

1.11“Catch-Up Contributions” means a contribution of a Plan Sponsor on behalf of a Participant that is determined to be a catch-up contribution as described in Code Section 414(v) pursuant to Section 3.1(c) or is recharacterized as a Catch-Up Contribution pursuant to Section 3 of Appendix C.

1.12“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

1.13“Company Stock” means qualifying employer securities within the meaning of Code Section 4975(e)(8) which are:

(a)shares of common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations which includes the Primary Sponsor (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), which are readily tradable on an established securities market or, if there is no such common stock, shares of common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations which includes the Primary Sponsor (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), which have voting power and dividend rights no less favorable than the voting power and dividend rights of any other common stock issued by the Primary Sponsor or the corporation; or

(b)shares of noncallable preferred stock issued by the Primary Sponsor, which are at all times immediately convertible into stock described in Subsection (a) above at a reasonable conversion price. For purposes of this Subsection, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion that meets the requirements of the immediately preceding sentence.

1.14“Company Stock Subaccount” means the subaccount within each Account of the ESOP Plan which is invested in Company Stock. The balance of a Company Stock Subaccount shall be expressed in terms of whole shares and, if applicable, fractional shares of Company

Stock and shall be adjusted pursuant to the Plan to reflect any change in the number of shares of Company Stock attributable to the Company Stock Subaccount.

1.15“Deferral Amount” means a contribution of a Plan Sponsor on behalf of a Participant pursuant to Section 3.1 of the Plan.

1.16“Direct Rollover” means a payment by the Plan to any Eligible Retirement Plan specified by the Distributee.

1.17“Disability” means a participant is permanently and totally disabled such that the Participant is entitled to receive disability benefits under the terms of a long -term disability plan maintained by a Plan Sponsor in which the Participant participates or entitled to receive disability retirement benefits under the federal Social Security Act.

1.18“Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)) are Distributees with regard to the interest of the Spouse or former Spouse. A non-Spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust, where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, shall be a Distributee with regard to the interest of the deceased Participant, but only if the Eligible Rollover Distribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement account described in Code Section 408(b) (other than an endowment contract).
1.19“Early Retirement Date” means the last day of a Plan Year (prior to the time a Participant reaches Normal Retirement Age) coincident with or following the date a Participant reaches age fifty-five (55) and has completed fifteen (15) years of Vesting Service (including service with a prior employer acquired by a Plan Sponsor).

1.20“Elective Deferrals” means, with respect to any taxable year of the Participant, the sum of:

(a)    any Deferral Amounts;

(b)    any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(1), be included in the Participant’s gross income for the taxable year; and

(c)    any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3).

1.21“Eligible Employee” means any Employee of a Plan Sponsor, other than an Employee who is a Leased Employee with respect to a Plan Sponsor. In addition, no person who is initially classified by a Plan Sponsor as an independent contractor for federal income tax purposes shall be regarded as an Eligible Employee for that period, regardless of any subsequent determination that any such person should have been characterized as a common law employee of the Plan Sponsor for the period in question.

1.22“Eligibility Service” means:

(a)for any Employee who is employed in a position that is reasonably expected to complete no less than one thousand (1,000) hours in a twelve-consecutive-month period, the first day on which the Employee performs one Hour of Service upon his employment or reemployment; or

(b)for any other Employee, the twelve-consecutive-month period during which the Employee completes no less than 1,000 Hours of Service, beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment or, if the Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, any Plan Year thereafter during which the Employee completes no less than 1,000 Hours of Service, including the Plan Year which includes the first anniversary of the date the Employee first performed an Hour of Service upon his employment or reemployment.

1.23“Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)an individual retirement account described in Code Section 408(a);

(b)an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(c)an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-Spouse Beneficiary of a deceased Participant;

(d)a qualified trust described in Code Section 401(a), unless the Distributee is a non-Spouse Beneficiary of a deceased Participant; or

(e)an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision, and which agrees to separately account for amounts transferred into such plan from this Plan, unless the Distributee is a non-Spouse Beneficiary of a deceased Participant.

1.24“Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s Account:

(a)    including any portion of the distribution that is not includable in gross income, provided such amount is distributed directly to one of the following:

(1)    an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(2)    a qualified trust as described in Code Section 401(a) or an annuity contract described in Code Section 403(b), but only to the extent that:

(i)    the distribution is made in a direct trustee-to-trustee transfer; and

(ii)    the transferee trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of the distribution which is includable in income and the portion which is not includable in income; and

(b)    excluding:

(1)    any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(2)    any distribution to the extent such distribution is required under Code Section 401(a)(9);

(3)    any distribution which is made upon hardship of the Employee;

(4)    except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities);

(5)    if the Distributee is a non-Spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); and

(6) any Coronavirus Distribution.

1.25“Employee” means any person who is (a) a common law employee of a Plan Sponsor or Affiliate; (b) a Leased Employee with respect to a Plan Sponsor; or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.26“Entry Date” means the first day of the calendar quarter coinciding with or next following the date on which an Eligible Employee satisfies his Eligibility Service.

1.27“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

1.28“ESOP Plan” means the stock bonus plan set forth in this Plan which is an employee stock ownership plan as defined in Code Section 4975(e)(7) and the regulations promulgated thereunder. The ESOP Plan shall consist of the ESOP Deferral Accounts, the ESOP Matching Accounts, the ESOP Discretionary Accounts, the ESOP Rollover Account, Special Allocation Account, the Pre-Safe Harbor Matching Account and the Loan Suspense Account.

1.29“Fair Market Value of Company Stock” means:

(a)if the Company Stock is not Publicly Traded, the value as determined by the Trustee as of each Valuation Date for the ESOP Plan, based on the valuation by an Independent Appraiser; or

(b)if the Company Stock is Publicly Traded, the price most recently bid or asked, as appropriate, or paid for Company Stock listed on any exchange, quoted through a national securities exchange or association.

1.30“Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

1.31“Financed Shares” means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

1.32“Fund” means the amount at any given time of cash, Company Stock, and other property held by the Trustee pursuant to the Plan.

1.33“Guarantee” means any guarantee of payment of an Acquisition Loan by a person or entity other than the Plan.

1.34“Highly Compensated Employee” means, with respect to a Plan Year, each Employee who:

(a)    was at any time during the Plan Year or the immediately preceding Plan Year an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate;

(b)    received Annual Compensation in excess of the applicable dollar limit under Code Section 414(q) for the immediately preceding Plan Year (for the 2023 Plan Year, the applicable dollar limit for the 2022 Plan Year is $135,000), which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury; or

(c)    is a former Employee who met the requirements of Subsection (a) or (b) at the time the former Employee separated from service with the Plan Sponsor or an Affiliate or at any time after the former Employee attained age 55. The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year in accordance with Treasury Regulations Section 1.414(q)-1T, Q&A-4 and Notice 97-45 or later guidance under the Code.

1.35“Hour of Service” means:

(a)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

(b)    Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

(c)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) above shall be subject to the limitations set forth in Subsection (f) below;

(d)    Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

(e)    Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

(f)    Without duplication of the Hours of Service counted pursuant to Subsection (d) above and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the “FMLA”), each hour (as determined pursuant to the FMLA) for which an Employee is granted leave under the FMLA (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s Spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job;

(g)    The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate;

(h)    Where records of Hours of Service are not maintained for an Employee, such Employee shall be credited with 190 hours for each month for which the Employee would be credited with one or more Hours of Service under Subsection (a), (b), or (c) above;

(i)    In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor which authorizes the counting of such service;

(i)    Notwithstanding any other provision of the Plan, Hours of Service will be provided in accordance with Code Section 414(u) with respect to qualified military service.

1.36“Independent Appraiser” means a person engaged by the Trustee meeting requirements similar to those contained in Treasury Regulations under Code Section 170(a)(1) who holds himself out to the public as an appraiser, who is qualified to make an appraisal of Company Stock, who understands that a false or fraudulent overstatement of the value of Company Stock may subject him to a civil penalty under Code Section 6701, and who is not:

(a)the seller of Company Stock;

(b)a Plan Sponsor or an Affiliate;

(c)any person employed by or related to (within the meaning of Code Section 267(b)) the persons described in Subsections (a) and (b) above;

(d)a party to the transaction by which the person selling or contributing any Company Stock to the Plan acquired the Company Stock (unless the Company Stock is sold or contributed to the Plan within two (2) months of its acquisition and its appraised price does not exceed its acquisition cost); or

(e)any person whose relationship with a person described in Subsection (a), (b), (c) or (d) above is such that a reasonable person would question the independence of the appraiser.

1.37“Individual Fund” means individual subfunds of the Fund as may be established by the Plan Administrator from time to time for the investment of the Fund.

1.38“Investment Manager” means a Fiduciary, other than the Trustee, the Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary Sponsor:

(a)    who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

(b)    who

(1)    is registered as an investment adviser under the Investment Advisers Act of 1940;

(2)    is a bank as defined in the Investment Advisers Act of 1940; or

(3)    is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

(c)    who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.39“Leased Employee” means an Employee (other than a common law employee of the Plan Sponsor or an Affiliate) who provides services to the Plan Sponsor if:

(a)such services are provided pursuant to an agreement between the Plan Sponsor and any other person;

(b)such person has performed such services for the Plan Sponsor or an Affiliate (or the Plan Sponsor and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year; and

(c)such services are performed under the primary direction or control of the Plan Sponsor or an Affiliate.

1.40“Loan Suspense Account” means an account that shall consist of Company Stock acquired by the ESOP Plan with the proceeds of an Acquisition Loan, which Company Stock has not been allocated to the Accounts of Participants under the ESOP Plan.

1.41“Named Fiduciary” means only the following:

(a)    the Board of Directors;

(b)    the Plan Administrator;

(c)    the Trustee;

(d)    the Investment Manager; and

(e)    the Appeals Fiduciary.

1.42“Normal Retirement Age” means the later of age 65 or the fifth (5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

1.43“Other Investment Subaccount” means the subaccount within each Account of the ESOP Plan invested in other than Company Stock. The balance of the Other Investment Subaccount shall be expressed as a dollar amount and shall be adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto.

1.44“Participant” means any Employee or former Employee who has become a participant in the Plan for so long as his vested Account has not been fully distributed pursuant to the Plan.

1.45“Payment Policy” means the policy adopted by the Plan Administrator from time to time which shall provide rules on distributions that are not inconsistent with the terms of the Plan, including the form and timing of distributions.

1.46“Plan Administrator” means the organization, committee, or person designated to administer the Plan by the Board of Directors and, in lieu of any such designation, means the Retirement Plan Committee.

1.47“Plan Sponsor” means individually the Primary Sponsor and any Affiliate or other entity which has adopted the Plan and Trust with the Board of Directors’ written authorization of the same.

1.48“Plan Year” means the calendar year.

1.49“Publicly Traded” means Company Stock that is listed on a national securities exchange under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78f) or that is traded on a foreign national securities exchange that is officially recognized, sanctioned or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a “ready market” under SEC Rule 15c3.

1.50“Put and First Refusal Rights” means the rights described in Section 14.3 of the Plan.

1.51“Qualified Plan” means any plan qualified under Code Section 401.

1.52“Retirement Date” means the date on which the Participant terminates employment on or after attaining Normal Retirement Age or Early Retirement Date.

1.53“Retirement Plan Committee” means a committee, which may be established to administer the Plan and direct the Trustee with respect to investments of the Fund pursuant to the terms of the Trust, and, if such a committee is not established, means the Primary Sponsor.

1.54“Rollover Amount” means any amount transferred to the 401(k) Plan by a Participant, which amount qualifies as an eligible rollover distribution under Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) or 457(e)(16) and any regulations issued thereunder.

1.55“Spouse” means a person who, by reason of marriage valid under the laws of the state or jurisdiction where it was entered into, is the lawful spouse of the Participant.

1.56“Termination Completion Date” means the last day of the fifth consecutive Break in Service computation period, determined under the Section which defines Break in Service, in which a Participant completes a Break in Service.

1.57“Termination of Employment” means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Section 10.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified retirement plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

1.58“Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund or any successor agreement, as the same may be amended from time to time.

1.59“Trustee” means the trustee under the Trust.

1.60“Valuation Date” means, (a) as to the 401(k) Plan, each regular business day; (b) as to the ESOP Plan, the last day of each calendar quarter with respect to the valuation of Company Stock; and (c) as to the 401(k) Plan or the ESOP Plan, any other day which the Plan Administrator declares to be a Valuation Date.

1.61“Vesting Service” means each Plan Year during which an Employee has at least 1,000 Hours of Service. Notwithstanding anything herein to the contrary, Vesting Service shall not include:

(1)    In the case of an Employee who completes five (5) consecutive Breaks in Service, for purposes of determining the vested portion of his Account derived from Plan Sponsor contributions which accrued before his Termination Completion Date, all periods of employment in Plan Years after his Termination Completion Date; and

(2)    In the case of an Employee who completes five (5) consecutive Breaks in Service and at that time does not have any vested right in Plan Sponsor contributions, all periods of employment before those Breaks in Service commenced.

Years of service for Participants who entered the Plan as a result of an acquisition by the Primary Sponsor or one of its Affiliates recognized under qualified retirement plans maintained by (i) First National Bank of Holmes County, (ii) First Holmes Corporation, (iii) State Capital Corporation, (iv) any subsidiaries of State Capital Corporation, (v) First Trust Corporation, (vi) any subsidiaries of First Trust Corporation, and (vii) any Affiliates of the Primary Sponsor whether or not such entities are Plan Sponsors, shall be recognized to the extent recognized under such other qualified retirement plan.

ARTICLE 2
ELIGIBILITY

2.1    Existing Participants. All Participants in the Plan on December 31, 2022 shall be Participants in the Plan on January 1, 2023.

2.2    New Hires. Each Eligible Employee shall become a Participant upon the later of (a) attaining age twenty-one (21) and (b) completing his Eligibility Service.

2.3    Former Participants Rehired. Each former Participant who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment as an Eligible Employee.

2.4    Former Employees Rehired. Each former Employee who terminates employment before completing his or her Eligibility Service shall become a Participant as of the later of the Entry Date following completion of his or her Eligibility Service or the Entry Date following the date the Employee becomes an Eligible Employee. Each former Employee who completes his or her Eligibility Service but who terminates employment with a Plan Sponsor before becoming a Participant shall become a Participant as of the latest of the date he (a) is reemployed, (b) would have become a Participant if he had not incurred a Termination of Employment, or (c) becomes an Eligible Employee.

ARTICLE 3
CONTRIBUTIONS

3.1    (a)    401(k) Contributions. The Plan Sponsor shall make a contribution for each payroll period to the 401(k) Deferral Accounts or the ESOP Deferral Accounts, as designated by the Participant, on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Plan. The contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in an amount equal to the amount specified in the Participant’s deferral election, but not greater than one hundred percent (100%) of the Participant’s Annual Compensation. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Section 3.1(a).

(b)    Limit on Deferral Amounts. Elective Deferrals shall in no event exceed the limit set forth in Code Section 402(g) (except to the extent permitted under Code Section 414(v) for any Catch-Up Eligible Participant, as defined in Subsection (c) below) in any one taxable year of the Participant. In the event the amount of Elective Deferrals exceeds the Code Section 402(g) limit in any one taxable year then,

(1)    not later than the immediately following March 1, (A) the Participant may identify to the Plan the portion of the Participant’s Deferral Amounts which consist of Elective Deferrals in excess of the Code Section 402(g)

limit, and (B) if the Participant is otherwise eligible for such taxable year to make contributions pursuant to Section 3.1(c) hereof, and if the Participant has not otherwise made the maximum contribution allowed for such taxable year pursuant to Section 3.1(c), the Participant may designate all or that portion of such excess that does not exceed the maximum limits under Code Section 414(v) as a contribution pursuant to Section 3.1(c); and

(2)    not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted in accordance with Code Section 402(g) and applicable Treasury Regulations to reflect income, gain, or loss attributable to it, and reduced by any “Excess Deferral Amounts,” as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year.

The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan. In the event that a Participant’s Elective Deferrals exceed the Code Section 401(a)(30) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, a Participant who is a Catch-Up Eligible Participant shall be deemed to have designated as Catch-Up Contributions all or any portion of the excess Elective Deferrals that do not exceed the maximum limit set forth in Code Section 414(v) for such taxable year. After the application of the preceding sentence, a Participant with Elective Deferrals (excluding Catch-Up Contributions) in excess of the Code Section 401(a)(30) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferrals under the Plan and other plans of the Plan Sponsor and its Affiliates.

(c)Catch-Up Contributions. A Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained age fifty (50) on or before the last day of the Plan Year (a “Catch-Up Eligible Participant”) shall be eligible to elect to have a portion of his Annual Compensation otherwise payable to him for the Plan Year contributed by the Plan Sponsor to the 401(k) Deferral Account or the ESOP Deferral Account, as designated by the Participant, on his behalf as Catch-Up Contributions in accordance with and subject to the limitations of Code Section 414(v). Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(a), 3.1(b) and Appendix A hereto. The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C, or Code Section 410(b), as applicable, by reason of the making of Catch-Up Contributions as described in this Section 3.1(c).

(d)    Deferral Elections. The elections under this Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage or dollar amount, as applicable, of Annual Compensation that the Participant desires to defer pursuant to Section 3.1(a) and/or 3.1(c) and specify the percentage or dollar amount, as applicable, which shall be contributed to the Participant’s 401(k) Deferral Account and/or the ESOP Deferral Account. A Participant may make a separate deferral election with respect to bonuses or other payments of special compensation in accordance with the procedures established by the Plan Administrator. Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures established by the Plan Administrator.

3.2    Matching Contributions.

(a)    The Plan Sponsor shall make safe harbor matching contributions for each calendar quarter to the ESOP Matching Account or 401(k) Matching Account, as determined by the Plan Administrator in its discretion, of each Participant who is an Eligible Employee during the calendar quarter, provided, that all contributions for any calendar quarter made under this Section 3.2(a) shall be made on an aggregate basis to either the ESOP Matching Accounts or 401(k) Matching Accounts for all Eligible Employees. Notwithstanding the foregoing, for any calendar quarter in which an Acquisition Loan is outstanding, the safe harbor matching contribution may be made to Participants’ ESOP Matching Accounts. The safe harbor matching contributions made under this Section 3.1(a) shall be in an amount equal to the sum of (i) 100% of the first 3% of the Participant’s Annual Compensation deferred by the Participant pursuant to Section 3.1(a) and 3.1(c) and (ii) 50% of the next 2% of the Participant’s Annual Compensation deferred by the Participant pursuant to Section 3.1(a) and 3.1(c).

(b)    The Plan Sponsor shall make an additional safe harbor matching contribution under this Section 3.2(b) for each Plan Year, if any, to the ESOP Matching Account or 401(k) Matching Account, as determined by the Plan Administrator in its discretion, of each Participant who is otherwise eligible for a contribution under Section 3.2(a), provided, that all contributions for any Plan Year made under this Section 3.2(b) shall be made on an aggregate basis to either the ESOP Matching Accounts or 401(k) Matching Accounts for all Eligible Employees. The additional safe harbor matching contribution shall be in an amount equal to the difference between the amount that would have been contributed under Section 3.2(a) if the contribution was determined on the basis of the Participant’s Annual Compensation earned during the Plan Year and the amount actually contributed by the Plan Sponsor to the Participant’s ESOP Matching Account or 401(k) Matching Account, as determined by the Plan Administrator in its discretion, under Section 3.2(a) for that Plan Year.

(c)    The matching contributions made pursuant to this Section 3.2 are intended to satisfy the alternative method of meeting the nondiscrimination requirements as set forth in Code Sections 401(k)(12) and 401(m)(11) and are intended to satisfy the safe harbor requirements of Treasury Regulation Sections 1.401(k)-3 and 1.401(m)-3.

(d)Contributions under this Section 3.2 may be made in cash or in shares of Company Stock, which for this purpose shall be valued at the Fair Market Value of

Company Stock as of the Valuation Date immediately preceding the date such contributions are made. The share of each Plan Sponsor in the aggregate matching contributions for each calendar quarter shall be equal to the amount of the contributions attributable to Participants who are Eligible Employees of the Plan Sponsor, as determined by the Plan Administrator.

    3.3    Discretionary Employer Contributions. Each Plan Sponsor may make contributions for each Plan Year to the ESOP Discretionary Account or 401(k) Discretionary Account, as determined by the Plan Administrator in its discretion, of each Participant who is an Eligible Employee during the Plan Year in an amount determined by the Plan Sponsor. Notwithstanding the foregoing, for any Plan Year in which an Acquisition Loan is outstanding, Plan Sponsor discretionary contributions for the Plan Year will be made to the ESOP Discretionary Accounts in an amount determined by the Plan Sponsor, but not less than the amount necessary to pay when due all required payments of interest and principal under any and all Acquisition Loans, reduced to the extent of contributions under Section 3.2 made to Participants’ ESOP Matching Accounts and any dividends paid or other distributions made with respect to shares of Company Stock held by the ESOP Plan and applied towards the payment of any such Acquisition Loan in accordance with Section 4.2(b). Contributions under this Section 3.3 may be made in cash or in shares of Company Stock, which for this purpose shall be valued at the Fair Market Value of Company Stock as of the Valuation Date for the ESOP Plan immediately preceding the date such contributions are made. The share of each Plan Sponsor in the aggregate discretionary contributions for each Plan Year shall be equal to the amount of the contributions attributable to Participants who are Eligible Employees of the Plan Sponsor, as determined by the Plan Administrator. The contributions made under this Section 3.3 will be allocated in accordance with Section 4.2.

3.4    Rollover Contributions. Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount either to the 401(k) Rollover Account or ESOP Rollover Account, as elected by the Participant, on an aggregate basis; provided, that, the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.

3.5    Forfeitures. Forfeitures of cash shall, at the discretion of the Plan Administrator, be used to reduce Plan expenses, reduce Plan Sponsor contributions or reallocated at the end of each Plan Year to Participants who are Eligible Employees as provided in Section 4.2. Forfeitures of Company Stock shall be used to reinstate previously forfeited Accounts or reallocated at the end of each Plan Year to Participants who are Eligible Employees, under the ESOP Plan as provided in Section 4.2. The Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.

3.6    Contributions Respecting Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

3.7    Form and Deductibility of Contributions.    Contributions may be made only in Company Stock, cash, or other property which is acceptable to the Trustee; provided that Plan

Sponsor contributions shall be made in cash as needed to pay any principal and interest payments required by an Acquisition Loan, if any. In no event will the sum of contributions under Sections 3.1, 3.2, and 3.3 exceed the deductible limits under Code Section 404.

ARTICLE 4
ALLOCATIONS

4.1    Allocations of Net Income or Loss.

(a)    401(k) Plan. As of each Valuation Date for the 401(k) Plan, as set forth in the Trust, the Trustee shall determine the net income or net loss of the 401(k) Plan, or such subfunds thereof as may comprise the 401(k) Plan. The net income or net loss so determined shall be allocated as of each Valuation Date for the 401(k) Plan to the Account of each Participant in the proportion that the balance of the Participant’s Account invested in the 401(k) Plan or subfund, as the case may be, as of the immediately preceding Valuation Date for the 401(k) Plan bears to the total value of all Participants’ Accounts invested in the 401(k) Plan, or subfund, as of the immediately preceding Valuation Date for the 401(k) Plan.

(b)ESOP Plan. Except as otherwise provided in the Plan and Trust, the net loss and the net income of the Other Investment Subaccounts in the ESOP Plan shall be determined separately by the Plan Administrator or its designee as of each Valuation Date for the ESOP Plan as follows:

(1)    To the cash income, if any, since the last Valuation Date for the ESOP Plan there shall be added or subtracted, as the case may be, any net increase or decrease in the fair market value of the assets of the ESOP Plan (other than Company Stock Subaccounts), any gain or loss on the sale or exchange of assets of the ESOP Plan (other than Company Stock Subaccounts), interest paid with respect to any interest-bearing security, the amount of any dividend declared but not paid on shares of stock owned by the ESOP Plan (other than Company Stock Subaccounts) if the market quotation used in determining the value of the shares is ex-dividend, and the amount of any other assets of the ESOP Plan (other than Company Stock Subaccounts) determined by the Trustee to be income; and
(2)    From the sum thereof there shall be deducted all charges, expenses, and liabilities accrued since the last Valuation Date for the ESOP Plan which are proper under the provisions of the Plan and Trust and which in the discretion of the Plan Administrator are properly chargeable against income of the ESOP Plan (other than Company Stock Subaccounts) for the period; provided, however, that interest paid on any Acquisition Loan shall be disregarded.
The net income or net loss so determined of the ESOP Plan (other than Company Stock Subaccounts) shall be allocated as of the Valuation Date for the ESOP Plan to each Other Investment Subaccount in the proportion that the value of the Other Investment Subaccount as of the preceding Valuation Date for the ESOP Plan, reduced by the full amount of any distributions (including transfers to the Company Stock Subaccount) from that Other Investment Subaccount since that Valuation Date for the ESOP Plan and increased by the amount of any amounts transferred from the 401(k) Plan to the Participant’s Other Investment Subaccount, bears to all such Other Investment Subaccounts of all Participants as of the preceding Valuation Date for the ESOP Plan, as so reduced.
4.2    Allocations of Contributions and Forfeitures.

(a)    Allocation of Deferral Amounts, Catch-Up Contributions, and Rollover Amounts. As soon as reasonably practicable following the date of withholding by the Plan Sponsor and receipt by the Trustee, Elective Deferrals made on behalf of each Participant under Section 3.1 of the Plan and Rollover Amounts contributed by a Participant, shall be allocated to the 401(k) Deferral Account, ESOP Deferral Account, 401(k) Rollover Account, and ESOP Rollover Accounts respectively, of the Participant on behalf of whom the contributions were made, in such amounts as designated by the Participant to the Plan Administrator.

(b)    Allocations of Plan Sponsor Contributions When No Outstanding Acquisition Loan. For any Plan Year in which no Acquisition Loan is outstanding, contributions under Sections 3.2 and 3.3 of the Plan and forfeitures not used to pay expenses pursuant to Section 3.5 shall be allocated as follows:

(1)    as of the last day of each calendar quarter, Plan Sponsor contributions of Company Stock made under Section 3.2(a) shall be allocated to the ESOP Matching Account, and contributions of cash or other property made under Section 3.2(a) shall be allocated to the ESOP Matching Account or 401(k) Matching Account, as determined by the Plan Administrator in its discretion, of each Participant who is an Eligible Employee;
(2)    as of the last day of each Plan Year, Plan Sponsor contributions of Company Stock made under Section 3.2(b) shall be allocated to the ESOP Matching Account, and contributions of cash or other property made under Section 3.2(b) shall be allocated to the ESOP Matching Account or 401(k) Matching Account, as determined by the Plan Administrator in its discretion, of each Participant who is an Eligible Employee;
(3)    as of the last day of the Plan Year, discretionary Plan Sponsor contributions of Company Stock made under Section 3.3 shall be allocated to the ESOP Discretionary Account, and cash or other property made under Section 3.3 shall be allocated to the ESOP Discretionary Account or 401(k) Discretionary Account, as determined by the Plan Administrator in its discretion, of each Participant who (i)(A) is an Eligible Employee, (B) has been credited with at least one thousand (1,000) Hours of Service for that Plan Year, and (C) is employed on the last day of the Plan Year; or (ii) while a Participant who was an Eligible

Employee, reached a Retirement Date, incurred a Disability, or died during the Plan Year. Such contributions shall be allocated in the proportion that the Annual Compensation of the Participant bears to the Annual Compensation of all such Participants.
(4)    as of the last day of the Plan Year, forfeitures not used to pay Plan expenses pursuant to Section 3.5 shall be allocated to the Special Allocation Account, ESOP Discretionary Account or 401(k) Discretionary Account, as determined by the Plan Administrator in its discretion, in accordance with the allocation requirements described in Section 4.2(b)(3).
(c)    Allocations When Acquisition Loans are Outstanding. For any calendar quarter in which one or more Acquisition Loans are outstanding, as of the last day of each calendar quarter during the Plan Year, the Plan Administrator shall use any cash contributions made by the Plan Sponsor to Participants’ ESOP Matching Accounts pursuant to Section 3.2 or to Participants’ ESOP Discretionary Accounts under Section 3.3 to repay any Acquisition Loans. The Plan Administrator may use any cash dividends paid or other cash distributions made on shares of Company Stock held in the Loan Suspense Account and forfeitures not used to pay Plan expenses under Section 3.5 to make principal and interest payments then due on outstanding Acquisition Loans or to prepay in whole or in part any Acquisition Loans. In addition, as provided in Section 4.4(b), cash dividends paid or other cash distributions made with respect to shares of Company Stock allocated to Participants’ Company Stock Subaccounts may, at the discretion of the Plan Administrator, be used to repay any Acquisition Loan incurred in connection with the acquisition of such shares. Each such payment with respect to an Acquisition Loan will result in a release of Financed Shares from the Loan Suspense Account in an amount described in Section 5.1(b), which Financed Shares shall be allocated to Participants’ Company Stock Subaccounts as provided in Section 4.3, provided, however, that allocations attributable to payments made with contributions made to ESOP Matching Accounts under Section 3.2 and cash dividends or other distribution shall be allocated as of the last day of each calendar quarter and payments made with contributions made to ESOP Discretionary Accounts under Section 3.3 shall be allocated on the last day of the Plan Year.

    (d)    Allocation of Amounts Not Used to Repay an Outstanding Acquisition Loan. For any Plan Year in which one or more Acquisition Loans are outstanding, any cash contributions made by the Plan Sponsor to Participants’ ESOP Matching Accounts pursuant to Section 3.2 or to Participants’ ESOP Discretionary Accounts under Section 3.3, and forfeitures not used to pay Plan expenses under Section 3.5 that are not used to repay an Acquisition Loan pursuant to Section 4.2(c) shall be allocated to Participants’ ESOP Matching Accounts and ESOP Discretionary Accounts pursuant to Section 4.2(b).

4.3    Allocations of Shares Released from the Loan Suspense Account Under the ESOP Plan. Shares of Company Stock released from the Loan Suspense Account as provided in

Section 5.1(b) shall be allocated to Participants’ ESOP Matching Accounts or ESOP Discretionary Account, as applicable, as follows:

(a)    To the extent cash dividends paid or other cash distributions made with respect to Company Stock held in Participants’ Company Stock Subaccounts and contributed to Participants’ Other Investment Subaccounts are used to repay an Acquisition Loan incurred in connection with the acquisition of such Financed Shares, the number of Financed Shares released from the Loan Suspense Account to be allocated to such Participants’ Company Stock Subaccounts shall be determined as follows:

(1)    The aggregate number of released Financed Shares to be allocated to Participants’ Company Stock Subaccounts as a result of the use of such cash dividends or cash distributions to repay an Acquisition Loan during a Plan Year shall be equal to the greater of:

(i)    the aggregate number of Financed Shares released due to the payment of principal and/or interest on the Acquisition Loan during the Plan Year (as determined under Section 5.1(b) of the Plan), multiplied by a fraction, the numerator of which is the total amount of cash dividends or other cash distributions used from all Participants’ Other Investment Subaccounts to repay the Acquisition Loan during the Plan Year, and the denominator of which is the amount of the aggregate payment of principal and/or interest (as determined under Section 5.1(b) of the Plan) paid with respect to the Acquisition Loan for such Plan Year; and

(ii)    the number of released Financed Shares having a Fair Market Value at least equal to the amount of the cash dividends or other cash distributions paid with respect to Company Stock held in Participants’ Company Stock Subaccounts which are used to repay the Acquisition Loan.

(2)    The number of Financed Shares determined pursuant to Paragraph (1) hereof shall be allocated to each Participant’s Company Stock Subaccount in the same proportion that the cash dividends or other cash distributions used from such Participant’s Other Investment Subaccount to repay the Acquisition Loan during the Plan Year bears to the total amount of cash dividends and other cash distributions so used from all Participants’ Other Investment Subaccounts.
(b)    Following the allocation to Participants’ Company Stock Subaccounts pursuant to Subsection (a)(1)(i) above, if any, any remaining Financed Shares released from the Loan Suspense Account shall be allocated to Participants’ Company Stock Subaccounts in the same manner as described in Section 4.2(b) to the subaccount in the ESOP Plan determined based on whether the contribution used to repay the Acquisition Loan was made under Section 3.2 or 3.3 of the Plan.

4.4    Allocation of Dividends and Other Distributions. As of each Valuation Date for the ESOP Plan, dividends paid and other distributions made with respect to Company Stock allocated to Participants’ Company Stock Subaccounts or held in the Loan Suspense Account (and any income thereon) shall be allocated as follows:

(a)    Cash dividends and other cash distributions (and any income thereon) paid with respect to Company Stock held in the Loan Suspense Account on the record date of such dividend or distribution may be used to repay an Acquisition Loan incurred in connection with the acquisition of such shares, and the released Financed Shares attributable to the use of such dividends or other distributions shall be allocated in accordance with Section 4.3(a).

(b)    Cash dividends and other cash distributions (and any income thereon) paid with respect to shares of Company Stock held in a Participant’s Company Stock Subaccount shall be credited to such Participant’s Other Investment Subaccount on the last day of the calendar quarter based on the number of shares allocated to a Participant’s Company Stock Subaccount as of the first day of the calendar quarter increased by any contributions and reduced by any distributions thereafter.

(c)    Any additional shares of Company Stock which are issued with respect to any Company Stock held in a Company Stock Subaccount, including, but not limited to, stock dividends, shall be allocated to that Company Stock Subaccount as of the Valuation Date for the ESOP Plan coinciding with or next following the date on which the additional shares of Company Stock are delivered to the Trustee. The additional shares of Company Stock shall be allocated to each Company Stock Subaccount based upon the number of shares of Company Stock in each Company Stock Subaccount as of the record date of the stock dividend or other equity right.

4.5    Special Allocation – Excess Assets from Mississippi Southern Bank Pension Plan. Any remaining assets held in the suspense account related to the Mississippi Southern Bank Pension Plan as of January 1, 2023 will be allocated to the Special Allocation Account of each Participant who is an Eligible Employee in the same manner that such contributions are allocated pursuant to Section 4.2(b)(3). For purposes of this Section 4.5, if any correction is required to satisfy Code Section 415, such correction shall apply to the ESOP Plan before any correction is applied to the 401(k) Plan. Notwithstanding anything to the contrary contained in the Plan, amounts held in a Participant’s Special Allocation Account may not be used for the repayment of an Acquisition Loan.

4.6    Valuation of Company Stock. For purposes of the Plan and Trust, the Fair Market Value of shares of Company Stock held in the ESOP Plan that are not Publicly Traded shall be determined by the Trustee, as of each Valuation Date for the ESOP Plan, based on a valuation by an Independent Appraiser. The Fair Market Value of shares of Company Stock that is Publicly Traded shall be equal to the price most recently bid or asked, as appropriate, or paid for Company Stock listed on an exchange or quoted through a national securities exchange or association.

4.7    Section 1042 Transactions. No portion of the Plan assets attributable to Company Stock purchased pursuant to a sale with respect to which Code Section 1042(a) applies shall accrue under the Plan or any other plan maintained by a Plan Sponsor, either directly or indirectly, for the benefit of:

(a)a seller or any individual who is related to the seller (within the meaning of Code Section 267(b)) at any time from the date of sale until the later of:
(1)    the date which is ten (10) years after the date of the sale; or

(2)    the date of the allocation attributable to the final payment of any Acquisition Loan incurred in connection with the sale; or

(b)any other person who owns after application of Code Section 318(a) (but without regard to Paragraph (2)(B)(i) thereof) more than twenty-five percent (25%) of the outstanding portion of:

(1)    any class of; or

(2)    the total value of any class of;

stock of the corporation that issued the Company Stock acquired or of any member of the same controlled group of corporations within the meaning of Code Section 409(1).

However, Participants who are lineal descendants of the seller may receive an aggregate allocation of not more than five percent (5%) of the Company Stock purchased by the Plan, and a Participant who is described in Subsection (b) above may receive allocations of the Company Stock purchased by the Plan if he failed to meet the criteria set forth in that Subsection either: (i) during the one-year period ending on the date of the purchase; or (ii) on the date as of which that Company Stock is allocated to Participants’ Accounts.

4.8    Prohibited Allocations to S Corporation Owners.

(a)    General Rule.    In the event the Plan Sponsor is an S Corporation, there shall be no impermissible accrual or impermissible allocation under the Plan or any other plan maintained by the Plan Sponsor and qualified under Code Section 401(a) for the benefit of any Disqualified Person.

(1)    There is an impermissible accrual to the extent that Company Stock consisting of stock in an S corporation owned by the ESOP Plan and any assets attributable thereto are held under the ESOP Plan for the benefit of a Disqualified Person during a Nonallocation Year. For this purpose, assets attributable to stock in an S Corporation owned by the ESOP Plan include any distributions, within the meaning of Code Section 1368, made on S Corporation stock held in a Disqualified Person’s Account in the ESOP Plan (including earnings thereon), plus any proceeds from the sale of S Corporation securities held for a Disqualified Person’s Account in the ESOP Plan (including any earnings thereon).

(2)    An impermissible allocation occurs during a Nonallocation Year to the extent that a contribution or other annual addition (within the meaning of Code Section 415(c)(2)) is made with respect to the account of a Disqualified Person, or the Disqualified Person otherwise accrues additional benefits, directly or indirectly under the Plan or any other plan of the Plan Sponsor qualified under Code Section 401(a) (including a release and allocation of assets from a suspense account, as described at Treasury Regulations Section 54.4975-11(c) and (d)) that, for the Nonallocation Year, would have been added to the Account of the Disqualified Person under the ESOP Plan and invested in Company Stock consisting of stock in an S Corporation owned by the ESOP Plan but for a provision in the Plan that precludes such addition to the Account of the Disqualified Person under the ESOP Plan, and investment in Company Stock during a Nonallocation Year.
(b)    Definitions.    As used in this Section, the following terms shall have the following meanings:

(1)    “Disqualified Person” shall mean any person if:

(i)    the number of such person’s Deemed Owned Shares is at least ten percent (10%) of the total number of all Deemed Owned Shares;

(ii)    the aggregate number of such person’s Deemed Owned Shares and Synthetic Equity Shares is at least ten percent (10%) of the sum of: (A) the total number of all Deemed Owned Shares; and (B) such person’s Synthetic Equity Shares;

(iii)    the aggregate number of Deemed Owned Shares of such person and such person’s Family is at least twenty percent (20%) of the total number of all Deemed Owned Shares; or

(iv)    the aggregate number of such persons’ and such persons’ Family’s Deemed Owned Shares and Synthetic Equity Shares is at least twenty percent (20%) of the sum of (A) the total number of all Deemed Owned Shares; and (B) such person’s and such person’s Family’s Synthetic Equity Shares.

For purposes of Clauses (iii) and (iv) of this Paragraph, a member of a Disqualified Person’s Family who owns Deemed Owned Shares or Synthetic Equity Shares shall be treated as a Disqualified Person.

(2)    “Deemed Owned Shares” shall mean with respect to any person,

(i)    shares of Company Stock allocated to such person’s Account under the ESOP Plan; and

(ii)    any unallocated shares of Company Stock held by the ESOP Plan that would be allocated to such person’s Account if the unallocated shares of Company Stock in the ESOP Plan were allocated to all Participants in the same proportion as the most recent allocation of Company Stock under the ESOP Plan or, if there has not been a prior allocation, a reasonable estimate of the shares of Company Stock that would be released from the Loan Suspense Account in the first year of the repayment of an Acquisition Loan.

(3)    “Nonallocation Year” is any Plan Year if, at any time during such Plan Year, the ESOP Plan holds Company Stock of a Plan Sponsor, the Plan Sponsor is an S corporation, and either:

(i)    Disqualified Persons own at least fifty percent (50%) of the total number of shares of outstanding Company Stock (including the Deemed Owned Shares); or

(ii)    Disqualified Persons own at least fifty percent (50%) of the sum of: (A) the number of shares of outstanding Company Stock (including the Deemed Owned Shares); and (B) the Synthetic Equity Shares held by Disqualified Persons.

(4)    “Family” means with respect to a person:

(i)    The person’s Spouse;

(ii)    The person’s and the person’s Spouse’s ancestors and lineal descendants;

(iii)    The person’s and person’s Spouse’s brothers and sisters and such brothers’ and sisters’ lineal descendants; and

(iv)    The Spouse of any individual described in Clauses (ii) or (iii) hereof.

For purposes of this Paragraph, a Spouse of a person who is legally separated from such person under a decree of divorce or separate maintenance is not treated as such person’s Spouse.

(5)    “Synthetic Equity” means:

(i)    A right to acquire Company Stock determined as follows:

(A)    a right to acquire Company Stock includes any stock option, warrant, restricted stock, deferred issuance stock right, stock appreciation right payable in stock, or similar interest or right that gives the holder the right to acquire or receive Company Stock in the future. Rights to acquire Company Stock with respect to Company Stock that is, at all times during the period when such rights are effective, both issued and outstanding and held by a person other than the ESOP Plan, the Plan Sponsor or a related entity are not Synthetic Equity but only if that person is subject to federal income taxes; and

(B)    A right of first refusal to acquire stock held by the Plan is not treated as a right to acquire Company Stock if:

(I)    the right would not be taken into account under Treasury Regulations Section 1.1361-1(l)(2)(iii)(A) in determining if an S corporation has a second class of stock and the price at which the stock is acquired under the right of first refusal is not less than the price determined under Code Section 409(h), and

(II)    the right complies with the requirements of Treasury Regulations Section 54.4975-7(b)(9) of the Excise Tax Regulations;

(ii)    A right to a future payment (payable in cash or any other form other than Company Stock) from the Plan Sponsor that is based on the value of the Company Stock, such as appreciation in value;

(iii)    A right to acquire stock or other similar interests in a Related Entity to the extent of the Plan Sponsor’s ownership. Synthetic Equity also includes a right to acquire the assets of the Plan Sponsor or a Related Entity other than either rights to acquire goods, services or property at fair market value in the ordinary course of business or fringe benefits excluded from gross income under Code Section 132; and

(iv)    Any remuneration to which Code Section 404(a)(5) applies; remuneration for which a deduction would be permitted under Code Section 404(a)(5) if separate accounts were maintained; any right to receive property, as defined in Treasury Regulations Section 1.83-3(e) (including a payment to a trust described in Code Section 402(b) or to an annuity described in Code Section 403(c)) in a future year for the performance of services; any transfer of property in connection with the performance of services to which Code Section 83 applies to the extent that the property is not substantially vested within the meaning of Treasury Regulations Section 1.83-3(i) by the end of the Plan Year in which transferred; and a split-dollar life insurance arrangement under Treasury Regulations Section 1.61-22(b) entered into in connection with the performance of services (other than one under which, at all times, the only economic benefit that will be provided under the arrangement is current life insurance protection as described in Treasury Regulations Section 1.61-22(d)(3)). Synthetic Equity also includes any other remuneration for services under a plan, method, or arrangement, deferring the receipt of compensation to a date that is after the 15th day of the 3rd calendar month after the end of the entity’s taxable year in which the related services are rendered.

Notwithstanding the foregoing, Synthetic Equity does not include the following:

(A)    any interest described in Clause (iv) to the extent that:

(I)    the interest is nonqualified deferred compensation (within the meaning of Code Section 3121(v)(2)) that was outstanding on December 17, 2004;

(II)    the interest is an amount that was taken into account (within the meaning of Treasury Regulations Section 31.3121(v)(2)-1(d)) prior to January 1, 2005, for purposes of taxation under Chapter 21 of the Code (or income attributable thereto); and

(III)    the interest was held before the first date on which the Plan acquires any Company Stock;

(B)    benefits under a plan that is an eligible retirement plan within the meaning of Code Section 402(c)(8)(B); or

(v)    Notwithstanding Clauses (i), (ii), (iii) and (iv), Synthetic Equity does not include shares that are Deemed Owned Shares held by the Plan (or any rights with respect to such Deemed Owned Shares to the extent such rights are specifically provided under Code Section 409(h)).

(6)    “Related Entity” means any entity in which the Plan Sponsor holds an interest and which is a partnership, a trust, an eligible entity that is disregarded as an entity that is separate from its owner under Treasury Regulations Section 301.7701-3, or a Qualified Subchapter S Subsidiary under Code Section 1361(b)(3).

(7)    “Synthetic Equity Shares” means the number of shares of Synthetic Equity determined under the rules of Subsection (d) below.

(8)    “S Corporation” means an “S corporation” as defined in Code Section 1361(a)(1).

(c)    Attribution Rules.

(1)    In General. For purposes of determining ownership of shares in the Plan Sponsor (including the Deemed Owned Shares) and Synthetic Equity Shares to determine whether a Nonallocation Year exits, the attribution rules in Code Section 318(a) (other than Code Section 318(a)(4)) shall apply; provided, however, that for purposes of applying Code Section 318(a)(1), the members of an individual’s family shall be determined with reference to the definition of Family in Subsection (b)(4) above. In addition, for purposes of this Paragraph, an individual shall be treated as owning any Deemed Owned Shares of the individual notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i).

(2)    Synthetic Equity. Synthetic Equity is treated as owned by the person that has any of the rights specified in Subsection (d) below. In addition, the attribution rules as set forth in Paragraph (1) of this Subsection apply for purposes of attributing ownership of Synthetic Equity. The attribution of Synthetic Equity under this Paragraph shall be applied before the general attribution rules of Paragraph (1) hereof.

(3)    Special Rule for Certain Stock Rights.

(i)    For purposes of determining if a Plan Year is a Nonallocation Year, a person is treated as owning stock if the person has an exercisable right to acquire the stock, the stock is both issued and outstanding, and the stock is held by persons other than the ESOP Plan, the Primary Sponsor, or a Related Entity.

(ii)     This Paragraph applies only if treating persons as owning the shares described in Clause (i) above results in a Nonallocation Year. This Paragraph does not apply to a right to acquire stock of the Primary Sponsor held by a shareholder that is subject to Federal income tax that, under Treasury Regulations Section 1.1361-1(l)(2)(iii)(A) or (l)(4)(iii)(C), would not be taken into account in determining if an S Corporation has a second class of stock, provided that a principal purpose of the right is not the avoidance or evasion of Code Section 409(p). This Paragraph does not apply for purposes of determining ownership of Deemed Owned Shares or whether an interest constitutes Synthetic Equity.

(4)    Application with Respect to Shares Treated as Owned by More Than One Person. For purposes of determining if a Plan Year is a Nonallocation Year if, by application of the rules of Paragraph (1), (2), or (3) of this Subsection, any share is treated as owned by more than one person, then that share is counted as a single share and that share is treated as owned by Disqualified Persons if any of the owners is a Disqualified Person.

(d)    Rules of Application.

(1)    Number of Synthetic Equity Shares.

(i)    Based on Value of Company Stock. If Synthetic Equity is determined in reference to the value of Company Stock, the person entitled to such Synthetic Equity is treated as owning the number of shares of stock deliverable pursuant to such Synthetic Equity. If payment of such Synthetic Equity is to be made in a form other than Company Stock, the number of shares of Synthetic Equity treated as owned is equal to the number of shares of Company Stock having a Fair Market Value equal to the cash or other property in which payment is to be made (disregarding lapse restrictions as described in Treasury Regulations Section 1.83-3(i)).

(ii)    Based on Related Entity. If Synthetic Equity is determined by reference to shares of stock (or similar interests) in a Related Entity, the person entitled to the Synthetic Equity is treated as owning shares of Company Stock with the same aggregate value as the number of shares of stock (or similar interests) of the Related Entity (disregarding lapse restrictions as defined in Treasury Regulations Section 1.83-3(i)).

(iii)    Other Synthetic Equity. In the case of Synthetic Equity not described in Clause (i) or (ii) hereof, the person entitled to such Synthetic Equity is treated as owning on any date the number of shares of Company Stock equal to the present value (on that date) of the Synthetic Equity (determined without regard to lapse restrictions as defined in Treasury Regulations Section 1.83-3(i)) divided by the Fair Market Value of a share of Company Stock as of that applicable determination date. For purpose of the Synthetic Equity described in this Clause (iii), the number of shares of Synthetic Equity owned by a person for a Plan Year shall be determined annually on the first day of each Plan Year and the number of shares determined shall be treated as owned by such person until the next determination date, regardless of changes in such Synthetic Equity during the period until the next determination date.

(iv)    Synthetic Equity for Rights to Supervoting Stock. If a Synthetic Equity right includes (directly or indirectly) a right to purchase or receive shares of Company Stock that have per-share voting rights greater than the per-share voting rights of one or more shares of Company Stock held by the Plan, then the number of shares of deemed owned Synthetic Equity attributable to such right is not less than the number of shares of Company Stock that would have the same voting rights if such shares had the same per-share voting rights as shares held by the Plan with the least voting rights.

(2)    Adjustment of Number of Shares of Synthetic Equity. If the ESOP Plan owns less than one hundred percent (100%) of the shares of Company Stock outstanding, the number of shares of Synthetic Equity otherwise determined under Paragraph (1) hereof shall be decreased ratably to the extent that shares of Company Stock are owned by a person who is not an employee stock ownership plan as described in Treasury Regulations Section 54.4975-11(a)(5) (and who is subject to Federal income taxes).

(e)    (1)    Methods for Prevention of a Nonallocation Year. In the event a Plan Year is a Nonallocation Year or an allocation would otherwise be prohibited under Section 4.8(a), the Plan Administrator may either (i) transfer all or a portion of the Accounts under the ESOP Plan of a Participant who is a Disqualified Person (or a person reasonably expected to become a Disqualified Person absent a transfer described in this Section 4.8(e)) to the Participant’s Accounts in the 401(k) Plan or to another plan maintained by the Plan Sponsor that satisfies the requirements of Code Section 401(a) (and that is not an employee stock ownership plan, as described in Treasury Regulations Section 54.4975-11(a)(5)); or (ii) reduce allocations to Participants under the ESOP Plan who are Highly Compensated Employees and who are or may become Disqualified Persons.

(2)    (i)    Except as provided in Clause (ii) hereof, in the event of a transfer pursuant to Paragraph (1)(i), at the date of the transfer, the total number of shares of Company Stock transferred, as provided for in Paragraph (1)(i) hereof, shall be charged against the Company Stock Subaccounts of Participants who are Disqualified Persons (A) by first reducing the Company Stock Subaccounts of the Participants who are Disqualified Persons whose Company Stock Subaccounts have the largest number of shares of Company Stock (with the addition of Synthetic Equity); and (B) thereafter by reducing the Company Stock Subaccounts of each succeeding Participant who is a Disqualified Person who has the largest number of shares in his Company Stock Subaccounts (with the addition of Synthetic Equity).

(ii)    Notwithstanding Clause (i) hereof, the number of shares of Company Stock transferred shall be charged against the Company Stock

Subaccounts of Participants who are Disqualified Persons (A) by first reducing the Company Stock Subaccount of the Participant with the fewest shares (including Synthetic Equity) who is a Disqualified Person and who is a Highly Compensated Employee to cause the Participant not to be a Disqualified Person; and (B) thereafter reducing the Company Stock Subaccounts of each other Participant who is a Disqualified Person and a Highly Compensated Employee, in order of who has the fewest shares of Company Stock in his Company Stock Subaccounts (including Synthetic Equity). A transfer under this Clause (ii) only applies to the extent that the transfer results in fewer shares of Company Stock being transferred than in a transfer under Clause (i) hereof.

    (3)    If two or more Participants described in Paragraph (2) hereof have the same number of shares of Company Stock in their Company Stock Subaccounts, the Company Stock Subaccounts of the Participant with the longest service shall be reduced first. Beneficiaries of the Plan are treated as Participants for purposes of this Section 4.8(e).

ARTICLE 5
ACQUISITION LOANS/INVESTMENT OF ESOP PLAN

5.1    Acquisition Loans.

(a)    Except in instances where the Trustee has discretionary authority under the Trust, the Plan Administrator may direct the Trustee to obtain Acquisition Loans.  An Acquisition Loan shall meet all requirements necessary to constitute an “exempt loan” within the meaning of Treasury Regulations Section 54.4975-7(b)(1)(iii), including the requirement that the Acquisition Loan be primarily for the benefit of Participants and their Beneficiaries. At the time an Acquisition Loan is made, the interest rate for the Acquisition Loan and the price of Company Stock to be acquired therewith may not be such that assets of the Plan might be drained off. The terms of an Acquisition Loan must, at the time the Acquisition Loan is made, be at least as favorable to the ESOP Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties. The proceeds of any Acquisition Loan shall be used within a reasonable time after the Acquisition Loan is obtained and may only be used to purchase Company Stock, to repay the Acquisition Loan, or to repay any prior Acquisition Loan. An Acquisition Loan shall provide for no more than a reasonable rate of interest. An Acquisition Loan must be without recourse against the ESOP Plan and must be for a specific term and not payable at the demand of any person, except in case of default. For purposes of this Section, “default” shall mean the failure to pay any amount due under the Acquisition Loan, or any other event specified in the agreement memorializing the Acquisition Loan. The Acquisition Loan’s number of years to maturity must be definitely ascertainable. The only assets of the ESOP Plan that may be given as collateral for an Acquisition Loan are shares of Company Stock acquired with its proceeds or used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The

Company Stock pledged shall be placed in the Loan Suspense Account. No person entitled to payment under an Acquisition Loan shall have recourse against the ESOP Plan other than that collateral, Plan Sponsor contributions in cash that are made to meet obligations under the Acquisition Loan, earnings attributable to that collateral, and investment of Plan Sponsor contributions. In the event of a default upon an Acquisition Loan, the value of assets of the ESOP Plan transferred in satisfaction thereof shall not exceed the amount of default. If the lender under an Acquisition Loan is a person described in Code Section 4975(e)(2), the Acquisition Loan shall provide for a transfer of ESOP Plan assets upon default only upon and to the extent of the failure of the ESOP Plan to meet the payment schedule of the Acquisition Loan. A pledge of Company Stock must provide for the release of shares pledged, as provided in Subsection (b) below, upon the payment of any portion of the Acquisition Loan. An amendment of a loan in order to qualify under this Section shall not be a refinancing of the loan or the making of another loan.

(b)    For each Plan Year during the duration of the Acquisition Loan, the number of shares of Company Stock released from any pledge and from the Loan Suspense Account must equal the number of shares acquired with the proceeds of the Acquisition Loan held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid for that Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years. For purposes of applying the preceding sentence, the following requirements must be satisfied: (1) the Acquisition Loan must provide for payments of principal and interest no less frequently than annually at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for ten (10) years; (2) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables, and (3) by reason of a renewal, extension, or refinancing during or prior to the Plan Year, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan do not exceed ten (10) years. If the term of the loan provides for annual payments of principal and interest at a cumulative rate that exceeds ten (10) years, the shares of Company Stock released from the Loan Suspense Account shall be determined by reference to payments of principal and interest. The years in the preceding sentence are determined without taking into account any possible extension or renewal periods. In the event the interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral in the Loan Suspense Account includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

(c)    Payments of principal and interest on any Acquisition Loan during a Plan Year shall be made by the Trustee, as directed by the Plan Administrator, only from (1) Plan Sponsor contributions made to the Trust to meet the ESOP Plan’s obligation under an Acquisition Loan, earnings from Plan Sponsor contributions to the ESOP Plan, and any cash dividends or other cash distributions attributable to Company Stock given as collateral for an Acquisition Loan (both received during or prior to the Plan Year) and any cash dividends or other cash distributions attributable to Company Stock acquired with the proceeds of an Acquisition Loan and allocated to Participants’ Company Stock Subaccounts; or (2) the proceeds of a subsequent Acquisition Loan made to repay a prior Acquisition Loan. The payments made with respect to an Acquisition Loan by the ESOP Plan during a Plan Year will not exceed an amount equal to the sum of such contributions and earnings described in Clause (1) received during or prior to the year less such payments in prior years. Plan Sponsor contributions and earnings must be accounted for separately by the ESOP Plan until the Acquisition Loan is repaid.

    (d)    The provisions of this Section shall continue to be applicable to shares of Company Stock acquired hereunder and held in the Loan Suspense Account even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

5.2    Use of Plan Assets to Purchase Company Stock. Except as otherwise specifically provided in the Plan, assets in all Accounts under the ESOP Plan may be used to acquire shares of Company Stock from shareholders or from any Plan Sponsor.

5.3    Purchases of Company Stock. All purchases of Company Stock by the Trust shall be made at Fair Market Value of the Company Stock to the extent required by ERISA.

5.4    Investment of Plan Assets. All contributions (a) made to the ESOP Plan pursuant to Sections 3.1, 3.2, 3.3 and 3.4 of the Plan; or (b) transferred to the ESOP Matching Account or ESOP Discretionary Account from the 401(k) Matching Account or 401(k) Discretionary Account, respectively, at the election of the Plan Administrator, shall be invested primarily in Company Stock to the extent shares are available. The Trustee may invest and hold up to one hundred percent (100%) of the ESOP Plan in Company Stock.

ARTICLE 6
INDIVIDUAL FUNDS AND INVESTMENTS OF 401(K) PLAN

1.1Participant Direction of Investment Contributions.

(a)    401(k) Plan Accounts. Until such time as the Plan Administrator may direct otherwise, each Participant and each Beneficiary of a deceased Participant may direct the Plan Administrator to invest the portion of his Account in the 401(k) Plan in one or more Individual Funds as the Participant shall designate by providing notice to the Plan Administrator according to the procedures established by the Plan Administrator for that purpose.

(b)    Form of Investment Directions. All investment directions, or changes in investment directions, of contributions shall be made in accordance with the procedures established by the Plan Administrator. New investment directions shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.

(c)    Default Investment Direction.

(1)    An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein. If no direction is effective for the date a contribution to the 401(k) Plan is to be made and the Participant or Beneficiary has not provided such direction, all contributions which are to be made for such date shall be invested in such Individual Fund as the Plan Administrator, the Investment Manager, or the Trustee, as applicable, may determine. To the extent permissible by law, no Fiduciary shall be liable for any loss, which results from a Participant’s exercise or failure to exercise his investment election. Each Participant may direct the Plan Administrator to invest his portion of the 401(k) Plan in a manner compliant with the requirements of Code Section 404(c) and the regulations issued thereunder.

(2)    If and to the extent the Plan Administrator elects to invest in a qualified default investment alternative, all or a portion of the Accounts in the 401(k) Plan of a Participant or Beneficiary who fails to make an affirmative investment election as to such portion of these accounts, the Plan Administrator shall provide to such Participant or Beneficiary a notice explaining the Participant’s or Beneficiary’s right to designate how contributions and earnings will be invested and explaining how, in the absence of any investment election, such contributions will be invested and give the Participant or Beneficiary a reasonable period of time after receipt of such notice to make such designation, all in accordance with regulations issued by the U.S. Department of Labor pursuant to ERISA Section 404(c)(5) and shall provide to any such Participant or Beneficiary any material provided to the Plan relating to the applicable qualified default investment alternative, including, without limitation, account statements, proxy voting materials, and prospectuses. For purposes of this Section 6.1(c), a “qualified default investment alternative” shall be a qualified default investment alternative as defined in regulations issued by the Department of Labor pursuant to ERISA Section 404(c)(5), or any successor thereto, that is designated by the Plan Administrator.

6.2    Participant Directions to Transfer Between Individual Funds. A Participant may elect, according to the procedures established by the Plan Administrator, to transfer the investment of the portion of his Account in the 401(k) Plan among Individual Funds. An election under this Section 6.2 shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.

6.3    Company Stock Investments. The Plan Administrator, in its discretion, may transfer amounts held in a Participant’s 401(k) Matching Account and 401(k) Discretionary Contribution Account to the Participant’s ESOP Matching Account and ESOP Discretionary Account, respectively.

ARTICLE 7
PLAN LOANS

7.1    Loan Policy. The Plan Administrator is authorized to administer a loan policy to implement terms of this Article, which may include such additional limitations, restrictions, or rules not inconsistent with the terms of this Article as the Plan Administrator may prescribe in its sole discretion.

7.2    Eligible Individuals. Subject to the provisions of the Plan and the Trust, each Participant who is an Employee shall have the right, subject to prior approval by the Plan Administrator and subject to the limitations of Section 7.3, to borrow from the Fund. In addition, each “party in interest,” as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee, (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a “qualified domestic relations order,” as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator and subject to the limitations of Section 7.3, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.

7.3    Accounts Eligible for Plan Loans. Subject to the provisions of the Plan and the Trust, a Participant who is an Employee or a “party in interest” as described in Section 7.2 may borrow from the Participant’s vested Accounts under the 401(k) Plan; provided, however, that the Participant may only have one loan outstanding at any one time. Notwithstanding the foregoing, any outstanding loans from a Participant’s ESOP Accounts that was borrowed prior to January 1, 2023, shall continue to be repaid under its current terms.

7.4    Application. To apply for a loan, a borrower must complete and submit to the Plan Administrator documents or information required by the Plan Administrator for this purpose.

7.5    Equivalent Basis. Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower’s creditworthiness, ability to repay, and ability to provide adequate security. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Participant’s vested Account, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants’ vested Accounts.

7.6    Interest Rate. Each loan shall bear a “reasonable rate of interest” and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time. A “reasonable rate of interest” shall be that rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Notwithstanding the foregoing, to the extent that any loan interest rate is subject to the provisions of the Servicemembers Civil Relief Act, it shall not exceed six percent (6%) per annum.

7.7    Security. Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (½) of the borrower’s vested interest in the Participant’s Account, or such other security as the Plan Administrator deems acceptable.

7.8    Loan Limit. Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates that are qualified under Code Section 401, shall not exceed the lesser of:

(a)    $50,000, reduced by the excess, if any, of

(1)    the highest outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates during the one (1) year period immediately preceding the day prior to the date on which such loan was made, over

(2)    the outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made; or

(b)    one-half (½) of the value of the borrower’s interest in the vested portion of the Participant’s Account.

7.9    Loan Term. Each loan, by its terms, shall be repaid within five (5) years, except that, if allowed pursuant to loan procedures established by the Plan Administrator, any loan which is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the borrower may, by its terms, be repaid within ten (10) years.

7.10    Minimum Amount. The Plan Administrator shall have the authority to establish a minimum loan amount in accordance with procedures established by the Plan Administrator, which shall be applied in a uniform manner and do not discriminate in favor of Highly Compensated Employees.

7.11    Further Loan Limits. The Plan Administrator shall have the authority to restrict the number of loans which borrowers are permitted to have at any one time in accordance with procedures established by the Plan Administrator, which shall be applied in a uniform manner and do not discriminate in favor of Highly Compensated Employees.

7.12    Default. The loan shall be in default if:

(a)    a borrower fails to make any loan payment when due;

(b)    a Participant ceases to be an Employee and is not otherwise a “party in interest” as defined in ERISA Section 3(14);

(c)    the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan; or

(d)    a borrower makes any untrue representations or warranties in connection with the obtaining of the loan.

In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan (in the case of Subsection (a), after any cure period allowed by the Plan Administrator, if applicable, not to continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due), including, but not limited to, directing the Trustee to make a distribution to the borrower of an offset amount (i.e., a deduction of the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from the Participant’s Account). To the extent that such distribution of an offset amount in the case of Subsection (a) would violate the requirements of Section 401(a) or 401(k) (because for example, the deduction would have to be made from the Participant’s 401(k) Deferral Account or ESOP Deferral Account while the Participant is an Employee), the entire outstanding balance of the loan (including accrued interest) shall be a deemed distribution as provided in Treasury Regulations under Code Section 72(p), and thereafter a distribution of an offset amount may be made at the earliest date legally permissible or deferred, at the Plan Administrator’s discretion applied on a basis not discriminatory in favor of Highly Compensated Employees, until the borrower receives another distribution from the Plan. If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys’ fees in an amount equal to ten percent (10%) of the amount then due and all costs of collection. Notwithstanding the foregoing, a loan may be satisfied upon a Participant’s Termination of Employment arising from the Participant’s transfer to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, by distributing the note evidencing the debt as part of an Eligible Rollover Distribution if the trustee, custodian or administrator for an Eligible Retirement Plan described in Code Section 401(a) or 403(a) indicates its willingness to accept such property.

7.13    Certain Leaves of Absence. Except as may otherwise be established pursuant to loan procedures established by the Plan Administrator, if an Employee is on an approved bona fide leave of absence (not longer than one year), either without pay from the Plan Sponsor or an Affiliate or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan, the requirement of loan repayment shall be suspended during the leave of absence, and if a Participant is absent from employment due to his performing service in the uniformed service, the requirement of loan repayment will be suspended for the period of such service in the uniformed services. When the

Participant resumes employment, the loan may be reamortized, when applicable, and loan payments will resume and must be completed by the end of the period equal to the original term of the loan plus the period of such military service.

7.14    Regulations. Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor and the supplemental loan policy established by the Plan Administrator. The Plan Administrator shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.

ARTICLE 8
WITHDRAWALS DURING EMPLOYMENT

8.1    Hardship Withdrawals. The Trustee shall, upon the direction of the Plan Administrator, withdraw all or a portion of the vested portion of the Participant’s vested Account in his 401(k) Deferral Account, 401(k) Rollover Account, ESOP Deferral Account and ESOP Rollover Account (including earnings); prior to the time such accounts are otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from “hardship” as determined herein. In addition, a single hardship withdrawal shall be made either all from available subaccounts under the 401(k) Plan or all from available subaccounts under the ESOP Plan, but not a combination of both. For purposes of this Section, a withdrawal will be deemed to be on account of hardship if the withdrawal is on account of:

(a)expenses for (or necessary to obtain) medical care described in Code Section 213(d) incurred by the Participant, his spouse, any dependents of the Participant (as defined in Code Section 152) or the primary Beneficiary designated by the Participant under the Plan;

(b)purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)) or the primary Beneficiary designated by the Participant under the Plan;

(d)the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(e)payment of burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependent (within the meaning of Code Section 152 without regard to Code Section 152(d)(1)(B)); or the primary Beneficiary designated by the Participant under the Plan;

(f)expenses for the repair of damage to the Participant’s principal residence which would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds ten percent (10%) of adjusted gross income);

(g)expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

        (h)    any other contingency determined by the Internal Revenue Service to constitute “an immediate and heavy financial need” within the meaning of Treasury Regulations Section 1.401(k)-1(d).

8.2    Additional Hardship Withdrawal Requirements. In addition to the requirements set forth in Section 8.1, any distribution pursuant to Section 8.1 shall not be in excess of the amount necessary to satisfy the need determined under Section 8.1 (which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution) and shall also be subject to the requirements of Subsections (a) and (b) below.

(a)The Participant shall first obtain all withdrawals, other than hardship withdrawals or loans, currently available under all plans maintained by the Plan Sponsor; and

(b)the Participant must represent (in accordance with procedures established by the Plan Administrator) that he has insufficient cash or other liquid assets to satisfy such need, which representation may be provided by execution of a form provided by the Plan Administrator and relied upon by the Plan Administrator, unless the Plan Administrator has actual knowledge to the contrary.

Such withdrawals shall be made only in accordance with such other rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the existence of hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions) in accordance with the foregoing rules as applied in a uniform and nondiscriminatory manner; provided that, unless the Participant requests otherwise, any such withdrawal shall include the amount necessary to pay any federal, state and local income taxes and penalties reasonably anticipated to result from the withdrawal. A withdrawal under this Section shall be made in a lump sum to the Participant.

8.3    Other In-Service Withdrawals. A Participant may elect to receive a distribution from his Account prior to the time such Account is otherwise distributable in accordance with the other provisions of the Plan in the manner described in this Section 8.3.

(a)    Withdrawals from the Participant’s vested Account in the 401(k) Deferral Account and the ESOP Deferral Account may be made by a Participant who has attained age 59 ½.

(b)    Withdrawals from the Participant’s 401(k) Rollover Account or ESOP Rollover Account may be made at any time.

(c)    If the Participant is fully vested in his or her aggregate Account, withdrawals from the Participant’s vested Account, other than Elective Deferrals or amounts subject to the distribution restrictions of Code Section 401(k) or otherwise legally prohibited from withdrawal, may be made one time during any Plan Year, subject to consent of the Spouse, if applicable.

(d)    If a Participant makes a withdrawal under this Section, the Participant must give notice to the Plan Administrator in the form and manner specified by the Plan Administrator.
    8.4    Coronavirus Distributions. During the period beginning on January 1, 2020 and ending on December 21, 2020, the Trustee shall, upon the direction of the Plan Administrator, withdraw all or a portion of a Participant’s vested 401(k) Accounts, prior to such time such accounts are otherwise distributable in accordance with the provisions of the Plan; provided, however, that any such withdrawal shall not exceed the lesser of the sum of the Participant’s vested 401(k) Accounts or $100,000 (reduced by the balance of any outstanding loan held by the Participant), in the aggregate, and shall only be permitted if the Participant is an Employee and demonstrates that he is a Qualified Individual (as defined below) (any such distribution described herein shall be referred to as a “Coronavirus Distribution”) in accordance with the following provisions of this Section 8.4:
        (a)    A “Qualified Individual” is any Participant who is an Employee
        (i)    who is diagnosed with the virus SARS-CoV-2 or with coronavirus disease (both referred to herein as ‘COVID-19’) by a test approved by the Centers for Disease Control and Prevention;
    (ii)    whose spouse or dependent (as defined in Section 152 of the Code) is diagnosed with such virus or disease by such a test;
    (iii)    who, due to COVID-19, experiences adverse financial consequences as a result of being quarantined, being furloughed, being laid off or having work hours reduced, or being unable to work due to a lack of child care, or the closing or reduction of hours of a business owned or operated by the Participant; or
    (iv)    other factors as may be determined by the Secretary of the Treasury.
    (b)    The Plan Administrator may rely upon a Participant’s certification that the Participant satisfies the conditions of Subsection (a) in determining whether any distribution is a Coronavirus Distribution.
(c)    A Participant may repay all or a portion of a Coronavirus Distribution to the Plan at any time during the three (3)-year period beginning on the day after the date the Coronavirus Distribution is received by the Participant. The portion of the Coronavirus Distribution that is repaid to the Plan shall be treated as a Rollover Amount.

8.5    Special Rule for Distributions During Uniformed Services. A Participant who is performing services in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days shall be treated as having been severed from employment during such period for purposes of Code Section 401(k)(2)(B)(i)(I) and may elect to receive a distribution of all or a portion of his 401(k) Deferral Account and ESOP Deferral Account. Any request for a distribution under this Section must be made in the manner prescribed by the Plan Administrator and in accordance with rules and conditions as the Plan Administrator may from time to time adopt. If a Participant elects a distribution pursuant to this Section, the Participant may not make Elective Deferrals or after-tax employee contributions to the Plan or any other plan maintained by the Plan Sponsor during the six-month period beginning on the date of the distribution.

ARTICLE 9
DIVERSIFICATION OF ESOP PLAN

9.1    Eligibility for Diversification Election. Each Participant who is an Employee and who has both (a) completed ten (10) years as a Participant in the ESOP Plan, and (b) attained age 55, may elect for each Plan Year during the six (6) Plan Year period beginning with the Plan Year following the Plan Year in which the Participant has satisfied both Clauses (a) and (b) of this Section (the “Election Period”) to diversify a number of shares of Company Stock equal to (1) twenty-five percent ( 25%) of the Company Stock that has been allocated to the Participant’s Account under the ESOP Plan valued as of the Valuation Date for the ESOP Plan preceding the date of diversification, (2) reduced by the number of shares of Company Stock previously diversified pursuant to this Section.  The resulting number of shares of Company Stock may be rounded to the nearest whole integer.  For the last year in which a Participant may make an election, this Section shall be applied by substituting fifty percent (50%) for twenty-five percent (25%). The election for each Plan Year during the Election Period must be made during the period beginning on the first day of the Plan Year and ending ninety (90) days after the date that the value of the Company Stock subject to such election is provided to the Participant.

9.2    Transfers or Distribution of Diversified Amounts. A Participant who has the right to diversify under Section 9.1 may, as determined by the Plan Administrator and set forth in the Payment Policy, either: (a) direct the Plan to transfer the portion of the Participant’s Account that is covered by the election to certain mutual funds in the 401(k) Plan, or (b) if so permitted in the Payment Policy, receive a distribution of the portion of the Participant’s Account that is covered by the election.

9.3    Time Limit for Diversification. Company Stock subject to elections made under Section 9.1 shall be diversified no later than ninety (90) days after the period during which the election may be made.

9.4     Election Period. As used in Section 9.1, election period shall mean the six Plan Year period beginning with the Plan Year in which the Participant has attained age 55 and completed ten (10) years of membership in the ESOP Plan.

9.5    Limitation of Diversification Election. Notwithstanding the preceding provisions of this Section, if the Fair Market Value of Company Stock allocated to a Participant’s Account in the ESOP Plan is five hundred dollars ($500) or less on the Valuation Date for the ESOP Plan immediately preceding the first day on which a Participant is eligible to make an election described in Section 9.1, then that Participant shall not be eligible to make a diversification election.

ARTICLE 10
PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT

10.1    Eligibility for Payment. A Participant who has a Termination of Employment, other than due to the occurrence of a Disability, death or the attainment of Normal Retirement Age shall be eligible to receive payment of his vested Account at the election of the Participant following Termination of Employment.

10.2    Vesting. That portion of a Participant’s Accounts in which he is vested at any given time shall be:

    (a)    his 401(k) Deferral Account, 401(k) Matching Account, 401(k) Rollover Account, ESOP Deferral Account, ESOP Matching Account, ESOP Rollover Account, and Pre-Safe Harbor Matching Account, which shall be fully vested and nonforfeitable at all times; and

    (b)    that portion of his 401(k) Discretionary Account, ESOP Discretionary Account, FNB Plan Profit Sharing Account and Special Allocation Account computed based on years of Vesting Service in accordance with the following vesting schedule:

Full Years of Vesting Service	Percentage Vested
Less than 2	0%
2	20%

3	40%
4	60%
5	80%
6 or more years	100%

    Notwithstanding the foregoing, the Account of a Participant who while an Employee dies, becomes subject to a Disability, or attains Normal Retirement Age will be fully vested. In addition, the aggregate Account balance of any Participant who (i) was a non-Highly Compensated Employee; (ii) was employed at the D’lberville Pearl River Banking Center location; and (iii) whose employment was terminated as a result of the closure of operations of such location shall be fully vested in his or her Account.

10.3    Cash-Out/Buyback.

(a)    The nonvested portion of the Account of a Participant who has had a Termination of Employment shall be forfeited as of the earlier of the date the Participant receives a distribution of the vested portion of his Account or the Participant’s Termination Completion Date. For such purposes, a Participant who has had a Termination of Employment and who is not vested in any portion of his Account, the Participant shall be deemed to have received a distribution of his Account.

(b)    If a Participant who has received (or has been deemed to have received) a distribution of the vested portion of his Account is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and: (1) if the Participant’s Account was partially vested, and the Participant repays to the Fund no later than the fifth (5th) anniversary of the Participant’s reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him; or (2) if the Participant’s Account was not vested upon his Termination of Employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Participant’s reemployment, respectively. The restoration (unadjusted for income, gains or losses from the date of forfeiture) on any Valuation Date of the forfeited portion of the Account of a Participant pursuant to the preceding sentence shall be made first from forfeitures available for allocation on that Valuation Date, to the extent available, and secondly from contributions by the Plan Sponsor. Only after restorations have been made shall the remaining net income be available for allocation under Article 4.

(c)    Notwithstanding anything contained in the Plan to the contrary, if all or any portion of a Participant’s Account is forfeited, Company Stock allocated to the Account shall be forfeited only after other assets from such Account have been forfeited; provided, however, if interests in more than one class of Company Stock have been allocated to the Participant’s Account, any forfeiture of such interests will apply in the same proportion to each class of Company Stock.

10.4    Changes to Vesting Schedule. If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment, unless after the amendment, any such Participant’s nonforfeitable percentage at any time cannot be less than the Participant’s nonforfeitable percentage determined without regard to such amendment.

10.5    Suspension for Rehires. If a Participant has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account under the Plan, such Participant shall not be entitled to a distribution under this Article while he is an Employee.

10.6    Special Rule for Distributions During Uniformed Services. A Participant who is performing services in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days shall be treated as having been severed from employment during such period for purposes of Code Section 401(k)(2)(B)(i)(I) and may elect to receive a distribution of all or a portion of his 401(k) Deferral Account, including Catch-Up Contributions. Any request for a distribution under this Section must be made in the manner prescribed by the Plan Administrator and in accordance with rules and conditions as the Plan Administrator may from time to time adopt. If a Participant elects a distribution pursuant to this Section, the Participant may not make Elective Deferrals, including Catch-Up Contributions, or after-tax employee contributions to the Plan or any other plan maintained by the Plan Sponsor during the six-month period beginning on the date of the distribution.

ARTICLE 11
PAYMENT OF BENEFITS ON RETIREMENT OR DISABILITY

11.1    Eligibility for Payment. A Participant who has reached a Retirement Date, attained Normal Retirement Age while employed or incurs a Disability while an Employee shall be eligible to receive payment of his vested Account.

11.2    Vesting. The Account of a Participant shall be vested to the extent provided pursuant to Article 10, including that the Account of a Participant who reached a Retirement Date, attained Normal Retirement Age while an Employee or incurred a Disability while an Employee shall be fully vested and nonforfeitable.

ARTICLE 12
DEATH BENEFITS

12.1    Eligibility for Payment. If a Participant dies before receiving a distribution of his vested Account, his Beneficiary shall receive payment of his Account. If a Participant dies after beginning to receive a distribution of his Account, the Participant’s Beneficiary shall receive the undistributed portion of the Account in the form elected by the Participant.

12.2    Vesting. The Account of a deceased Participant shall be vested to the extent provided pursuant to Article 10, including that the Account of a deceased Participant who dies while an Employee shall be fully vested and nonforfeitable.

12.3    Death Benefits under USERRA. In case of a Participant who dies while performing “qualified military service” (as defined in Code Section 414(u)(5)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan, if any, had the Participant resumed and then terminated employment on account of death.

ARTICLE 13
GENERAL RULES ON DISTRIBUTIONS

13.1    Form and General Timing Requirements.

(a)Distributions from the 401(k) Plan. Subject to Section (c) below, distributions of a Participant’s Accounts in the 401(k) Plan shall be made in accordance with the following rules:

(1)    With respect to benefits payable pursuant to Article 10, 11 and 12, payment of a Participant’s Accounts in the 401(k) Plan shall commence as soon as administratively practicable following the Participant’s Termination of Employment, attainment of Normal Retirement Age while an Employee or becoming subject to a Disability or death while an Employee, as applicable.

(2)    With respect to benefits payable pursuant to Article 10, 11, or 12, as applicable, payment of a Participant’s Accounts in the 401(k) Plan shall be in a lump sum payment in cash.1

(b)Distributions from the ESOP Plan. Subject to Subsection (c) below, payment of a Participant’s Accounts in the ESOP Plan shall be made in accordance with the following rules, subject to the Payment Policy, if any:

(1)    With respect to benefits payable pursuant to Article 10, payment of a Participant’s Accounts in the ESOP Plan shall commence as soon as practicable following the Participant’s Termination of Employment. With respect to benefits payable pursuant to Article 11 or 12, as applicable, payment of a Participant’s Accounts in the ESOP Plan shall commence as soon as practicable following the last day of the Plan Year immediately following Termination of Employment due to reaching a Retirement Date, attaining Normal Retirement Age while an Employee or becoming subject to a Disability or death while an Employee, as applicable.

(2)    (i)    At any time during which the Primary Sponsor’s charter or bylaws does not restrict ownership of substantially all of the outstanding Company Stock to Employees and the Trust or during which the Primary Sponsor does not have an election in effect under Subchapter S of the Code, a Participant or Beneficiary entitled to a distribution under Subsection (c) will have the right to demand to receive payment of the portion of the Participant’s Account invested in the ESOP Plan in the form of Company Stock; and

    (ii)    at any time during which the Primary Sponsor’s charter or bylaws restricts ownership of substantially all of the outstanding Company Stock to Employees and the Trust or during which the Primary Sponsor has an election in effect under Subchapter S of the Code, in the sole discretion of the Plan Administrator, distributions of the portion of the Participant’s Account invested in the ESOP Plan may be made in the form of Company Stock subject to immediate resale to the Primary Sponsor.

(3)    With respect to benefits payable pursuant to Article 10, 11, or 12, payment of that portion of a Participant’s Account held under the ESOP Plan shall be by either of the following methods: (i) one lump-sum payment (subject to any limitations in any Payment Policy adopted by the Plan Administrator from time to time; (ii) payment over a period certain in monthly, quarterly, semiannual or annual installments, which period shall not extend beyond the earlier of the Participant’s life expectancy (or the joint life expectancy of the Participant and the Participant’s designated Beneficiary; or (iii) in substantially equal periodic payments (not less frequently than annually) in cash over a period not longer than five (5) years, except that, for Participants eligible for payment pursuant to Section 10.1 hereof, this five (5) year period may be increased by one (1) year (up to five (5) additional years), for each $265,000 (or fraction thereof), which amount may be adjusted from time to time by the Secretary of the Treasury, by which such Participant’s vested Account balance exceeds $1,330,000, which amount may be adjusted from time to time by the Secretary of the Treasury;

(4)    unless otherwise provided in the Payment Policy, there will be no delay of payment of that portion of a Participant’s vested Account held under the ESOP Plan that is attributable to Company Stock acquired with the proceeds of an outstanding Acquisition Loan.

(5)    Notwithstanding the foregoing, if sufficient cash is not held in the ESOP Plan at the time of the distribution to allow a cash distribution to all Participants to whom payment is to be made, payment of that portion of each affected Participant’s Account attributable to Company Stock Subaccounts shall be made in kind in shares of Company Stock; and provided further that, the value of any fractional share or right to a fractional share shall be paid in cash. If cash is not available, then a fractional share shall be distributed in kind. In order to distribute in cash the value of any Company Stock, the Trustee may exchange any Company Stock for cash in the Other Investment Subaccounts of all Participants who are not then receiving payment to the extent the required amount of cash is available and shall immediately allocate the Company Stock to the Company Stock Subaccounts of all such Participants. Shares of Company Stock distributed pursuant to this Section shall be subject to the conditions described in Article 14.

(c)Distribution Rules Applicable to the 401(k) Plan and the ESOP. Subject to the provisions of the Payment Policy, if any, distributions under the Plan shall be subject to the following:

(1)    If the vested Account balance of a Participant or a Beneficiary of a deceased Participant (in the case of a Participant who did not begin to receive payment of his vested Account balance before his death) is $1,000 or less, it shall be distributed in one cash lump sum as soon as administratively feasible after the Participant or Beneficiary becomes eligible for a distribution pursuant to Section 10.1, 11.1, or 12.1, as applicable.

(2)    If the vested Account balance of a Participant, or a Beneficiary of a deceased Participant (in the case of a Participant who did not begin to receive payment of his vested Account balance before his death) is $5,000 or less but more than $1,000, and the Participant or the Beneficiary of a deceased Participant becomes eligible for a distribution pursuant to Section 10.1, 11.1, or 12.1, as applicable, such vested Account shall be distributed in one cash lump sum upon a written request to the Plan Administrator by the Participant or Beneficiary for payment of such vested Account; provided, however, if such Participant or Beneficiary does not make a written request to the Plan Administrator for payment of the vested Account balance in cash or an election for a Direct Rollover pursuant to Section 13.3, the Plan Administrator shall direct that such Account be paid in cash in a direct rollover to the individual retirement plan or arrangement designated by the Plan Administrator.

(3)    If the vested Account balance of a Participant or a Beneficiary of a deceased Participant (in the case of a Participant who did not begin to receive payment of his vested Account balance before his death) exceeds $5,000, and the Participant or Beneficiary of a deceased Participant is eligible for a distribution pursuant to Section 10.1, 11.1 or 12.1, as applicable, payment of the Participant’s vested Account shall begin no earlier than the earliest dates provided pursuant to Subsection (a) or (b) of this Section 13.1, as applicable; provided, however, that a Participant will only receive payment after the Participant’s written request to the Plan Administrator for payment of the vested Account balance. For clarity, payment to a Beneficiary shall begin no earlier than the earliest dates provided pursuant to Subsection (a) or (b) of this Section 13.1, as applicable, and shall be distributed without the Beneficiary’s consent.

(d)    Notwithstanding any contrary provision in the Plan, except as otherwise provided in Paragraphs (1) and (2), payment of a Participant’s vested Account shall not be made without his request before the Participant reaches Normal Retirement Age and, notwithstanding any provision of the Plan to the contrary, payment of a Participant’s vested Account shall commence not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches Normal Retirement Age, attains a Retirement Date or the tenth (10th) anniversary of the Participant’s participation in the Plan, whichever is latest.

(e)    If the amount of the payment of the portion of a Participant’s Account required to commence under the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located.

(f)    Notwithstanding any other provision hereof, in the event that the total value of an amount directed to be paid pursuant to a “qualified domestic relations order” (as defined in Code Section 414(p)), is not in excess of $5,000, such amount shall be paid to the alternate payee or payees (as defined in Code Section 414(p)), identified in such order in one lump sum payment as soon as practicable after such order has been determined to be a qualified domestic relations order.

13.2    Adjustments for Income. Except for installment distributions, Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date with respect to which the Account is valued for imminent payout purposes coinciding-with or preceding the date of distribution of the Account provided, however, that such Account shall be increased by any contributions allocated to the Account of the Participant after that Valuation Date and reduced by any distributions thereafter.

13.3    Direct Rollovers. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. If the Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

(a)    the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b)    the Distributee, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the foregoing, if the Distributee is a non-Spouse Beneficiary of a deceased Participant and a direct trustee-to-trustee transfer is made to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract):

(1)    the transfer shall be treated as an Eligible Rollover Distribution;

(2)    the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)); and

(3)    Code Section 401(a)(9)(B) (other than Clause (iv) thereof) shall apply to such plan.

13.4    Required Minimum Distributions. Any distribution pursuant to Code Section 401(a)(9) shall be administered in accordance with the requirements of Appendix D hereto.

    13.5    Distributions of Company Stock. Except as provided in Section 13.1(b)(2), if a Participant receives a distribution from the ESOP Plan in the form of Company Stock and the Company Stock is not Publicly Traded, the Participant has a right to require that the Primary Sponsor repurchase the Company Stock distributed at the Fair Market Value of Company Stock pursuant to Section 14.3.

13.6    Conversion of Company Stock in Accounts of Terminated Participants. At any time following a Participant’s Termination of Employment for any reason, the Plan Administrator may provide in the Payment Policy for the transfer of Company Stock held in the Participant’s vested Account under the ESOP Plan out of such Account, in a uniform and nondiscriminatory manner, upon the terms and conditions set forth in this Section 13.6.

(a)    To the extent of the available cash within the ESOP Plan, the Trustee shall exchange the Company Stock held in the Company Stock Subaccount of a Participant who has experienced a Termination of Employment for cash from the Other Investment Subaccounts from all other Participants, except those Participants described in Subsection (c) of this Section, in an amount equal to the Fair Market Value of Company Stock as of the most recent Valuation Date for the ESOP Plan. If the cash available within the ESOP Plan is less than the amount needed to exchange all shares held in the Company Stock Subaccounts of terminated Participants, the Trustee shall transfer a number of shares from such terminated Participants’ Company Stock Subaccounts for which there is available cash on a pro rata basis over all affected terminated Participants’ Company Stock Subaccounts. The Trustee shall transfer the shares of Company Stock exchanged for cash from the terminated Participant’s Account to the Company Stock Subaccounts of all other Participants which shall be allocated pro rata based on the Fair Market Value of the Company Stock as of the most recent Valuation Date for the ESOP Plan.
(b)    Following the transfer of Company Stock from a terminated Participant’s Company Stock Subaccount pursuant to Subsection (a), the Plan Administrator may (1) invest the amount held in the Participant’s Other Investment Subaccount among at least three (3) diversified investment funds, none of which invests in Company Stock to a substantial degree; or (2) transfer the portion of the Participant’s vested Account to the 401(k) Plan.
(c)    To the extent that a Participant elects to diversify the Company Stock in the Participant’s Accounts under the ESOP Plan pursuant to Article 9, no shares of Company Stock shall be returned to such Participant’s Accounts under the ESOP Plan pursuant to this Section 13.6.

ARTICLE 14
CONDITIONS OF DISTRIBUTION OF COMPANY STOCK

14.1    To the extent necessary to comply with federal or state securities laws, each share certificate for Company Stock distributed pursuant to the Plan shall be clearly marked “RESTRICTED” on its face and, to the extent appropriate at that time, shall bear on its reverse side legends to the following effect:

(a)    That the securities evidenced by the certificate were issued and distributed without registration under the federal Securities Act of 1933 (the “1933 Act”) or under the applicable laws of any state (collectively referred to as the “State Acts”), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

(b)    That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Primary Sponsor, the sale or transfer would be:

(1)    pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration; and

(2)    a transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is in compliance with the State Acts.

(c)    That the securities evidenced by the certificate were issued and distributed in accordance with the provisions of the Plan and Trust, are subject to the provisions thereof, and may not be sold or transferred except in compliance with those provisions.

14.2    If necessary to comply with the 1933 Act or any applicable State Acts, shares of Company Stock distributable under the Plan must be acquired for investment and not with a view to the public distribution thereof.  In furtherance thereof, as a condition of receiving Company Stock under the Plan, the distributee may be required to execute an investment letter and any other documents that in the opinion of counsel reasonably acceptable to the Primary Sponsor, as issuer, are necessary to comply with the 1933 Act or any applicable State Acts or any other applicable laws regulating the issuance or transfer of securities.

14.3    (a)    At any time during which the Primary Sponsor does not have an election in effect under Subchapter S of the Code, each share of Company Stock distributed from the Plan shall be subject to Put and First Refusal Rights.  The Put Rights grant to the Distributee (or his heirs or legatees) the right to require the Primary Sponsor or its designee to purchase any shares of Company Stock which have been distributed from the Plan provided that the Company Stock is not Publicly Traded at the time (the “Put”), at a price equal to the Fair Market Value of the Company Stock, as determined by the Trustee on the most recently preceding Valuation Date for the ESOP Plan.  The Put shall be exercisable by giving written notice to the Primary Sponsor for a period of sixty (60) days following the date of distribution, and if the Put is not exercised within that 60-day period, for an additional period of 60 days which begins on the later of: (1) the first day of the Plan Year following the Plan Year of distribution; or (2) the day following the expiration of the initial 60-day period. The number of days between the tenth (10th) day and the date on which notice is actually given, if later, must be added to the duration of the Put.  The period during which the Put is exercisable does not include the time when a Distributee (or his heirs or legatees) is unable to exercise it because the Primary Sponsor is prohibited from honoring it by applicable federal or state law. Payment under the Put may not be restricted by the provisions of any loan or any other arrangement, including the terms of the Primary Sponsor’s articles of incorporation, unless required by applicable state law.

        The terms of a Put exercised pursuant to this Section shall provide that:

(1)    In the event that a Participant has received a lump sum distribution of his portion of the ESOP Plan in the form of Company Stock in accordance with Section 14.1, the amount to be paid by the Company for the Company Stock under the Put shall be paid in substantially equal yearly payments beginning not less than thirty (30) days after the exercise of the Put and over five (5) years; provided, that the Company may prepay such obligation without penalty at any time. The Company shall secure the payments under the Put with the Company Stock so purchased and the unpaid balance of such payments shall be credited with interest at the prime rate of interest as reported in the Wall Street Journal.

(2)    In the event that a Participant has received an installment distribution of his portion of the ESOP Plan in the form of Company Stock in accordance with Section 14.1, the amount to be paid by the Company for the Company Stock under the Put shall be paid not less than thirty (30) days after the exercise of the Put.

The First Refusal Rights provide that prior to any sale of Company Stock which is not Publicly Traded at that time, the Distributee (or his heirs or legatees) must first offer the Company Stock which he wishes to sell to the Primary Sponsor or its designee at the greater of (1) the Fair Market Value of Company Stock or (2) the same purchase price and on the same terms as a bona fide offer made by a third party within the preceding fourteen (14) days to whom the Distributee (or his heirs or legatees) desires to sell the Company Stock, and that if the Primary Sponsor or its designee is not willing to purchase the Company Stock within fourteen (14) days after receipt by the Primary Sponsor of written notification by the Distributee of the purchase price and payment terms, then the Distributee (or his heirs or legatees) may proceed to sell the Company Stock to the third party in accordance with the offer within twenty-eight (28) days after receipt by the Primary Sponsor of the written notification.  In no event may the Company Stock be sold or transferred for value, nor shall the Primary Sponsor recognize any purchaser or transferee as the owner of the Company Stock, unless the terms of the First Refusal Rights, as specified above, have been followed.

(b)    Except as provided in Sections 12.1(b)(2) and Subsection (a) above, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call, option, buy-sell or similar arrangement while held by or when distributed from the ESOP Plan.

(c)    The provisions of this Section 14.3 shall continue to be applicable to shares of Company Stock acquired with the proceeds of an Acquisition Loan even if the ESOP Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

(d)    Each share of Company Stock distributed from the ESOP Plan may contain legends indicating the rights contained in this Section 14.3.

ARTICLE 15
VOTING OF COMPANY STOCK

15.1    Voting Provisions. The Trustee shall vote all Company Stock held by it as part of the ESOP Plan assets at such time and in such manner as directed by the Executive Committee of the Board of Directors, unless the fiduciary requirements of ERISA require otherwise. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the ESOP Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Executive Committee of the Board of Directors fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Executive Committee of the Board of Directors’ failure or refusal to give timely instructions as an exercise of the Plan Administrator’s rights and a directive to the Trustee not to vote said Company Stock, unless the fiduciary requirements of ERISA provide otherwise.

(a)    Notwithstanding the foregoing, if the Primary Sponsor has a registration-type class of securities each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Primary Sponsor does not have a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Treasury Regulations. For purposes of this Section the term “registration-type class of securities” means: (1) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (2) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.
(b)    If the Primary Sponsor does not have a registration-type class of securities and the by-laws of the Primary Sponsor require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries, unless the fiduciary requirements of ERISA require otherwise.
15.2    Voting Instructions Not Received. In the event voting instructions are not received from Participants or Beneficiaries with respect to any allocated Company Stock for which the Participants or Beneficiaries have voting rights in accordance with the foregoing, such shares of Company Stock shall not be voted, unless the fiduciary requirements of ERISA require otherwise, and all Company Stock which is not then allocated to Company Stock Accounts shall be voted by the Trustee as directed by the Executive Committee of the Board of Directors, unless the fiduciary requirements of ERISA require otherwise.
15.3    Other Decisions. All decisions affecting Company Stock held under the ESOP Plan which do not involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be determined by the Trustee, subject to the direction of the Executive Committee of the Board of Directors, unless the Trustee has been granted discretionary authority over the matter or fiduciary requirements of ERISA require otherwise.
ARTICLE 16
ADMINISTRATION OF THE PLAN

16.1    Trust. The Primary Sponsor shall establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

16.2    Operation of the Plan Administrator. The Primary Sponsor shall appoint a Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing one or more persons who may act on behalf of the Plan Administrator. If more than one person is so designated with respect to the same administrative function, a majority of such persons shall constitute a quorum for the transaction of business and shall have the full power to act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator or any member of the Plan Administrator at any time by notice in writing. The Plan Administrator or any member of the Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation of the Plan Administrator or any member of the Plan Administrator, the Primary Sponsor shall appoint a successor. If an organization is appointed and a member of the Plan Administrator is removed or resigns, the remaining members may continue to act as the Plan Administrator.

16.3    Fiduciary Responsibility.

(a)    The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries, other than the Trustee, designated in writing by the Plan Administrator and may designate in writing persons, other than the Trustee, to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

(b)    The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary’s responsibilities under the Plan. Charges for all such services performed and advice rendered may be paid by the Fund to the extent permitted by ERISA.

(c)    Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator, except those individuals who are not a Plan Sponsor or an employee of a Plan Sponsor, if any, from and against any and all claims, losses, costs, expenses (including, without limitation, attorneys’ fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person. Each Plan Sponsor shall also indemnify and hold harmless the Trustee pursuant to the terms of the Trust.

16.4    Duties of the Plan Administrator.

(a)    The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee be required to make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

(b)    The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

(c)    The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.

(d)    The Fair Market Value of shares of Company Stock shall be determined as of each Valuation Date for the ESOP Plan. In the case of a transaction between the Plan and a disqualified person within the meaning of Code Section 4975, the Fair Market Value of shares of Company Stock must be determined as of the date of the transaction.

(e)    The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

16.5    Investment Manager. The Plan Administrator may, by action in writing certified by notice to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Plan Administrator with respect to all assets managed by it since its appointment as an Investment Manager.

16.6    Appeals Fiduciary. The Plan Administrator shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 17.3. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Plan Administrator. Upon such removal or resignation, the Plan Administrator shall appoint a successor.

16.7    Action by a Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

16.8    Expenses of the Plan and Trust. All expenses of administering the Plan and Trust shall be charged to and paid out of the Trust assets to the extent permissible under ERISA, unless the Primary Sponsor pays such expenses. If there is not sufficient cash in the Trust to pay such reasonable expenses, the Primary Sponsor will pay such expenses. Any payment of expenses by the Primary Sponsor shall not be deemed to be employer contributions.

16.9    Corrective Action. Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective contributions, allocations, or distributions or take any other corrective action required to comply with, or otherwise permitted by, any program provided pursuant to applicable law, including, without limitation, the Employee Plans Compliance Resolution System or any successor guidance.

ARTICLE 17
CLAIM REVIEW PROCEDURE

17.1    Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period (45-day period with respect to a claim for benefits due to the Participant’s Disability). In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

17.2    Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth, in language calculated to be understood by the claimant:

(a)    the specific reasons for the denial;

    (b)    specific references to the pertinent provisions of the Plan on which the denial is based;

    (c)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

    (d)    an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review.

17.3    Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

    (a)    request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);

    (b)    request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

    (c)    submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

    (d)    a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

17.4    Application for Review. If a claimant wishes a review of the decision denying his claim to benefits under the Plan or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

17.5    Hearing. Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

17.6    Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

17.7    Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

17.8    Decision on Review. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)    the specific reasons for the decision;

(b)    specific references to the pertinent provisions of the Plan on which the decision is based;

(c)    a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(d)    an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review.

ARTICLE 18
LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE, AND UNCLAIMED PAYMENTS

18.1    Anti-Alienation. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a “qualified domestic relations order” (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an “alternate payee” (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not yet separated from service and has not yet reached the “earliest retirement age” (as defined in Code Section 414(p)).

18.2    Exceptions to Anti-Alienation. Notwithstanding any other provision of the Plan, the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided:

(a)    such Participant is ordered or required to pay the Plan in accordance with the following:

(1)    a judgment or conviction for a crime involving the Plan;

(2)    a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or

(3)    a settlement agreement between such Participant and the Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

(b)    the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits under the Plan.

18.3    Termination of Payment. If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Participant or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Plan Administrator shall direct the Trustee to hold or apply the same for the benefit of such person, his Spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

18.4    Minors and Incompetents. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent. Notwithstanding the foregoing, in the event the vested amount distributable to a minor or incompetent individual is equal to or in excess of one hundred thousand dollars ($100,000), then no distribution shall be made on behalf of such individual except to a guardian appointed by a court of competent jurisdiction. Any such payment shall fully discharge the Trustee, the Plan Sponsor, and the Plan from further liability on account thereof.

18.5    Missing Participants. If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Sections 3.5 and 4.2 except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from Trust income or by a special contribution by the Plan Sponsor to the Plan, as determined by the Plan Administrator, in an amount equal to the payment to be paid to the Participants.

ARTICLE 19
PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions. Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA, unless such expenses are paid by the Plan Sponsor; provided, further, that the Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.

ARTICLE 20
LIMITATION OF RIGHTS

Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

ARTICLE 21
AMENDMENT TO OR TERMINATION OF THE
PLAN AND THE TRUST

21.1    Right of Primary Sponsor to Amend or Terminate. The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part;

provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be modified without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

21.2    Right of Plan Sponsor to Terminate Participation. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

21.3    Plan Termination.

(a)    If the Plan is terminated by the Primary Sponsor, or if contributions to the Trust are permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

(b)    In the event of the partial termination of the Plan, each affected Participant’s Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

21.4    Payments Upon Plan Termination. In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be distributed in accordance with the provisions of the Plan pursuant to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust.

21.5    Plan Merger. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation, or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation, or transfer.

21.6    Optional Benefits. Notwithstanding any other provision of the Plan, an amendment to the Plan –

(a)    which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in Treasury Regulations), if any, or

(b)    which eliminates an optional form of benefit (except to the extent otherwise provided in Treasury Regulations)

shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

ARTICLE 22
ADOPTION OF PLAN BY AFFILIATES

Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the “limitation year” as to such Plan Sponsor. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a Qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.

ARTICLE 23
QUALIFICATION AND RETURN OF CONTRIBUTIONS

23.1    Deductibility.

    (a)    All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

(b)    In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant’s Account to be less than the balance would have been had the mistaken contribution not been made.
ARTICLE 24
ERISA ARBITRATION, CLASS ACTION WAIVER AND LIMITATION OF ACTIONS

24.1    Arbitration Requirement and Procedure. Subject to and without waiver of full compliance with the Plan’s claims procedures as described in Article 17 which, to the extent applicable with regard to claims for benefits, must be exhausted with respect to any claim before any arbitration pursuant to this Article 24, all Covered Claims (as defined below) must be resolved exclusively pursuant to the provisions of this Article 24 (the “Arbitration Procedure”).

(a)    Covered Claims. Any claim made by or on behalf of an Employee (including a former Employee), Participant or Beneficiary (a “Claimant”) which arises out of, relates to, or concerns the Plan or the Trust, including without limitation, any claim for benefits under the Plan or the Trust; any claim asserting a breach of, or failure to follow, the Plan or Trust; and any claim asserting a breach of, or failure to follow, any provision of ERISA or the Code, including without limitation claims for breach of fiduciary duty, ERISA Section 510 claims, and claims for failure to timely provide notices or information required by ERISA or the Code are “Covered Claims”, except that Covered Claims shall not include any claim for non-monetary injunctive relief, such as, without limitation, claims for removal of a fiduciary, or claims for mandatory, permanent, preliminary or temporary injunction. Covered Claims shall be resolved exclusively by binding arbitration administered in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association (“AAA”) then in effect. Under no circumstances are the AAA Supplementary Rules for Class Arbitrations to be used. If the Covered Claims solely involve (i) claims under ERISA Section 502(a)(1)(B) to recover benefits due to the Claimant under the terms of the Plan, to enforce the Claimant’s rights under the terms of the Plan, or to clarify the Claimant’s rights to future benefits under the terms of the Plan, and/or (ii) claims for penalties under ERISA Section 502(c), the Covered Claims shall be submitted to and decided by only one (1) arbitrator. For all other disputes, the Covered Claims shall be submitted to and decided by three (3) arbitrators. Claimant shall assert all Covered Claims in the same arbitration and shall not split Covered Claims. If, for example, a Claimant wishes to pursue both a claim for benefits under ERISA Section 502(a)(1)(B) and a claim for breach of fiduciary duty under ERISA Section 502(a)(2) and/or ERISA Section 502(a)(3), the Claimant shall first exhaust the claims procedure described in Article 17 to the extent the claims procedure is applicable and then assert both claims in one arbitration demand. To the extent multiple Covered Claims are asserted in one arbitration demand and one or more of such Covered Claims would require consideration by three (3) arbitrators as provided in this Subsection, all Covered Claims asserted in such arbitration demand shall be submitted to and decided by three (3) arbitrators.

(b)    No Group, Class, or Representative Arbitrations. All Covered Claims must be brought solely in the Claimant’s individual capacity and not in a representative capacity or on a class, collective, or group basis. Each arbitration shall be limited solely to one Claimant’s Covered Claims, and that Claimant may not seek or receive any remedy which has the purpose or effect of providing additional benefits or monetary relief (including, without limitation, damages, losses, surcharge, disgorgement, or penalties) to any person, including without limitation, any Eligible Employee, Participant or Beneficiary other than the Claimant. For instance, with respect to any claim brought under ERISA Section 502(a)(2) to seek appropriate relief under ERISA Section 409, the Claimant’s remedy, if any, shall be limited to (1) the alleged losses to the Claimant’s individual Account resulting from the alleged breach of fiduciary duty, (2) a pro-rated portion of any profits allegedly made by a fiduciary through the use of Plan assets where such pro-rated amount is intended to provide a remedy solely to Claimant’s individual Account, and/or (3) such other remedial or equitable relief as the arbitrator(s) deems proper so long as such remedial or equitable relief does not include or result in the provision of additional benefits or monetary relief to any person, including without limitation, any Eligible Employee, Participant or Beneficiary other than the Claimant, and is not binding on the Plan Administrator or Trustee with respect to any Eligible Employee, Participant or Beneficiary other than the Claimant. The requirement that (x) all Covered Claims be brought solely in a Claimant’s individual capacity and not in a purported group, class, collective, or representative capacity, and (y) that no Claimant shall be entitled to receive, and shall not be awarded, any relief other than individual relief, shall govern irrespective of any AAA rule or decision to the contrary and is a material and non-severable term of this Article 24. The arbitrator(s) shall consequently have no jurisdiction or authority to compel or permit any group, class, collective, or representative action in arbitration, to consolidate different arbitration proceedings, or to join any other party to any arbitration. Any dispute or issue as to the applicability or validity of this Subsection (b) (the “Class Action Waiver”) shall be determined solely by the court designated in Section 24.2. Moreover, nothing in this Arbitration Procedure shall preclude seeking interim or provisional relief or remedies in aid of arbitration from such court. In the event a court were to find these requirements to be unenforceable or invalid, then the entire Arbitration Procedure (i.e., all of this Article 24) shall be rendered null and void in all respects as to the particular claim that is the subject of the court’s ruling.
(c)    Selection of Arbitrator. The arbitrator(s) shall be mutually acceptable to all parties to the dispute and must be attorney(s) with prior experience with ERISA claims. The arbitrator(s) need not be selected from the AAA’s panel of arbitrators if the parties to the dispute can reach agreement on the selection of the arbitrator(s). If, however, the parties cannot agree on the selection of the arbitrator(s) within twenty-one (21) days following the demand for arbitration, then the arbitrator(s) shall be selected pursuant to the Rules; provided, however, that (1) the list of potential arbitrators provided by the AAA shall be limited to attorneys with prior experience with ERISA claims; (2) for an arbitration to be heard by one arbitrator, the AAA shall provide a list of names of seven (7) potential arbitrators from which the two sides (Claimant on one side and all Respondents on the other side) shall alternatively strike names until only one name remains, with the Claimant striking first; and (3) for an arbitration to be heard by three (3) arbitrators, the AAA shall provide a list of names of eleven (11) potential arbitrators from which the two sides shall alternatively strike names until only one name remains, with the Claimant striking first.

(d)    Location and Administration of Arbitration. The arbitration proceedings shall be held in Ridgeland, Mississippi] or at such other place as may be selected by mutual agreement of the parties. A Claimant may initiate arbitration by serving a demand for arbitration on the Plan Administrator and, if applicable, the Trustee, or any other respondent, and by filing such demand for arbitration with the appropriate office of the AAA. In order to save time and expenses, the parties may agree to have the arbitrator(s), and not the AAA, administer the arbitration. In the absence of such an agreement, however, the AAA will administer the arbitration.

(e)    Limitation on Actions. Any Covered Claim must be submitted to arbitration within the earlier of the applicable statutory period of limitations or three (3) years following the date on which the Covered Claim accrued or it shall be barred as untimely; provided, however, any Covered Claim under ERISA Section 502(a)(1)(B) for a denial of benefits shall be deemed to have accrued on the date the Plan Administrator’s final denial is issued under the Plan’s claims procedure, and any demand for arbitration involving such a claim shall be served on the Plan Administrator and, if applicable, the Trustee, and filed with the AAA within twelve (12) months following the date on which the final denial of claim is issued by the Plan Administrator.

(f)    Arbitrator’s Standard of Review. For any Covered Claim to recover benefits under ERISA Section 502(a)(1)(B), the arbitrator(s)’ review of the Plan Administrator’s claim final denial shall be limited to a review of the administrative record as submitted to the Plan Administrator, and the Plan Administrator’s determination may only be overturned if the arbitrator(s) determine that the Plan Administrator’s decision was arbitrary and capricious. Subject to that limitation, the arbitrator(s) shall have the discretion to order such discovery as permitted under the Rules. All disputes regarding discovery shall be decided by the arbitrator(s). With respect to the arbitrator(s) review of all other types of Covered Claims, the arbitrator(s) are to adjudicate the Covered Claims in accordance with the applicable law.

(g)    Arbitration Award. The arbitration award shall be in writing. In rendering the award, the arbitrator(s) shall determine the respective rights and obligations of the parties under federal law, or, if federal law is not applicable, the laws of the State of Mississippi. The arbitration award shall be binding on all parties solely with respect to the Claimant’s individual claims, and it shall have no effect with respect to claims of any other person, including without limitation, any Eligible Employee, Participant or Beneficiary, other than the Claimant. To the fullest extent permitted by law, no application or appeal to any court may be made in connection with any question of law arising in the course of arbitration pursuant to this Arbitration Procedure or with respect to any award, except as to (1) the Class Action Waiver, (2) actions relating to enforcement of this Arbitration Procedure; (3) any award seeking interim or other provisional relief or remedies in aid of arbitration; or (4) any action permitted under the Federal Arbitration Act, U.S.C. Section 1, et. seq. (“FAA”). For those issues permitted in the preceding sentence, such an application or appeal may be made solely to the court designated in Section 24.2.

(h)    Fees and Expenses. Except as may be awarded by the arbitrator(s) in a final award: (1) the fees and expenses of the arbitrator(s) and arbitration shall be advanced by the Primary Sponsor; and (2) each party shall bear the expense of his, her or its own counsel, experts, witnesses, and preparation and presentation of evidence. The arbitrator(s) may include in his, her, or their final award an award of arbitration fees and expenses and/or attorneys’ fees and expenses to the extent allowed under ERISA. However, if any party prevails on a statutory claim that entitles the prevailing party to attorneys’ fees and costs, or if there is a written agreement between the parties providing for attorneys’ fees and costs, the arbitrator(s) may award reasonable attorneys’ fees and costs in accordance with the applicable statute or written agreement. In that event, the arbitrator(s) shall resolve any dispute as to the reasonableness of any fee or cost that may be awarded.

(i)    Confidentiality. Neither the Claimant nor the arbitrator(s) may disclose the existence, content, subject matter, or results of any arbitration proceeding without the prior written consent of the Primary Sponsor, and, as applicable, the Trustee or other arbitration respondent. This nondisclosure provision shall apply to all aspects of the arbitration proceeding, including without limitation, discovery, testimony, other evidence, briefs, and the award. In the event of a breach or threatened breach of this confidentiality provision, the Primary Sponsor or, if applicable, the Trustee or other arbitration respondent, may seek temporary, preliminary and/or permanent injunctive relief to prevent such breach or threatened breach, as well as any damages suffered by the Primary Sponsor, Plan Administrator, Trustee, or other arbitration respondent. In the event the Primary Sponsor or, if applicable, the Trustee or other arbitration respondent, brings an action to enforce this confidentiality provision and receives any remedy (whether temporary or permanent), the Claimant or arbitrator responsible for the breach or threatened breach shall pay the attorneys’ fees and expenses in connection with the enforcement action. In any action to confirm or set aside the arbitration award, the parties shall cooperatively seek to file the arbitration award under seal or for an in camera inspection by the court without the award being filed in the public record.

(j)    Arbitrator Independence. The parties intend that the arbitrator(s) be independent and impartial. To this end, the arbitrator(s) shall disclose to the parties, both before and during the arbitration proceedings, any professional, family, or social relationships, past or present, with any party or counsel.

(k)    Applicable Law. This Arbitration Procedure shall be governed and enforced under ERISA, the FAA, and, to the extent that it does not conflict with ERISA or the FAA, the laws of the State of Mississippi. The final award rendered by the arbitrator(s) shall be final and binding on the parties to the arbitration with respect to the Claimant’s individual claims only.

(l)    Covered Claims Against Non-Fiduciaries. This Arbitration Procedure shall apply to all Covered Claims asserted by a Claimant, whether such Covered Claims are asserted solely against one or more of the Plan’s fiduciaries or former fiduciaries or are also asserted against any non-fiduciary (e.g., a Plan service provider).

24.2    Restriction on Venue. If a Claimant wishes to pursue any Covered Claim, that Claimant shall comply with the Arbitration Procedure, set forth in this Article 24, and shall not file any such claim in a state or federal court. To the extent, however, any Claimant fails or refuses to comply with the Arbitration Procedure, wishes to challenge the legal enforceability of the Arbitration Procedure, or to the extent the Arbitration Procedure is invalidated, such action or challenge shall be filed exclusively in the United States District Court for the Southern District of Mississippi, which is where the Plan is administered. In the event a Claimant makes an unsuccessful challenge to the validity, enforceability or scope of the Arbitration Procedure in any court, the Claimant shall, to the maximum extent permitted by law, reimburse the defendants in that action for all attorneys’ fees, costs, and expenses incurred by them in defending against the Claimant’s unsuccessful court challenge.

ARTICLE 25
INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C and D to the Plan are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.
BANCPLUS CORPORATION

By:
Title:

APPENDIX A
LIMITATION ON ALLOCATIONS

SECTION 1

Except to the extent permitted under Section 3.1(c), if applicable, the “annual addition” for any Participant for any one limitation year may not exceed the lesser of:

(a)$66,000 (for 2023), as adjusted under Code Section 415(d); or

(b)100% of the Participant’s Annual Compensation (as modified by this Appendix A).

    The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

Notwithstanding the foregoing, at such times as the Primary Sponsor does not maintain an effective election under Subchapter S of the Code, if no more than one-third (1/3) of the Plan Sponsor contributions to the Plan for the limitation year which are deductible under Code Section 404(a)(9) are allocated to Highly Compensated Employees, the annual addition shall not include forfeitures of Company Stock acquired with the proceeds of an Acquisition Loan or Plan Sponsor contributions applied to the payment of interest on an Acquisition Loan. Furthermore, the amount of any qualified gratuitous transfer (as defined in Code Section 664(g)(1)) allocated to a Participant for any limitation year is not taken into account in determining whether any other annual addition exceeds the limitations imposed by Code Section 415, provided that the amount of the qualified gratuitous transfer does not exceed the limitations imposed by Code Section 415.
SECTION 2

For the purposes of this Appendix A, the term “annual addition” for any Participant means for any limitation year, the sum of Plan Sponsor contributions and forfeitures to the Plan, Participant contributions to any individual medical account (as defined in Code Section 415(1)(2) or 419A(d)) which is part of the Plan, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year. Participant contributions shall be determined without regard to rollover amounts, employee contributions to a simplified employee pension which are excludable from gross income under Code Section 401(k)(6), and catch up contributions as described in Code Section 414(v).
If an Acquisition Loan has been made to the Plan, annual additions for a limitation year include Plan Sponsor contributions of both principal and interest used to repay the Acquisition Loan for the limitation year. Notwithstanding the foregoing, the Fair Market Value of the shares of Company Stock released from the Loan Suspense Account and allocated to the Participants’ Company Stock Subaccounts for the limitation year may be used in calculating annual additions, in lieu of Plan Sponsor contributions used to repay an Acquisition Loan, if the
1

Fair Market Value of the shares of Company Stock released from the Loan Suspense Account is less than Plan Sponsor contributions used to repay the Acquisition Loan.
SECTION 3

For purposes of this Appendix A, the term “limitation year” shall mean a Plan Year.

SECTION 4

For purposes of this Appendix A, “Annual Compensation” shall include compensation paid to the Participant by the later of (i) 2½ months after the Participant’s severance from employment with the Plan Sponsor, or (ii) the end of the limitation year that includes the date of the Participant’s severance from employment with the Plan Sponsor, if the payment is for unused bona fide sick, vacation, or other leave (but only if the Participant would have been able to use the leave if employment had continued), difficulty of care payments (within the meaning of Code Section 131(c)) or the payment is received by a Participant pursuant to a nonqualified unfunded deferred compensation plan (but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Plan Sponsor and only to the extent that the payment is includable in the Participant’s gross income). Any payments made after the Participant’s severance from employment not described in this Section 4 of Appendix A shall not be included in Annual Compensation.

SECTION 5

For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan. In the event any corrective actions are required to be taken with respect to this Plan or with respect to another defined contribution plan pursuant to any program described in Section 16.9 of the Plan as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A and Code Section 415, because of the Participant’s participation in more than one defined contribution plan, such actions shall be taken first with regard to the other defined contribution plans maintained by a Plan Sponsor, then with respect to the 401(k) Plan, and finally with respect to the ESOP Plan. The Plan Sponsor shall correct any excess annual additions in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2021-30, or any successor guidance issued by the Internal Revenue Service.
SECTION 6

The provisions of this Appendix A shall be construed in a manner consistent with the provisions of final Treasury Regulations issued under Code Section 415 and any successor guidance.
2

APPENDIX B
TOP-HEAVY PROVISIONS

SECTION 1

As used in this Appendix B, the following words shall have the following meanings:

(a)    “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b)    “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1)    an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $215,000 (for 2023), as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury, for the calendar year in which the Plan Year ends, where the term “officer” means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of: (A) fifty (50) employees; or (B) the greater of: (I) three (3) employees; or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer. If for any year, no officer of the Plan Sponsor meets the requirements of this Paragraph, the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subsection;

(2)    an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3)    an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Paragraphs (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows: (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%); and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).

USA.605904107.14/VVL

Employees other than Key Employees are sometimes referred to in this Appendix B as “non-key employees.”

(c)    “Required Aggregation Group” means:

(1)each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant in the plan year including the Determination Date or any of the four (4) preceding plan years; and
(2)each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Paragraph (1) of this Subsection (c) to meet the requirements of Code Section 401(a)(4) or 410.

(d)    (1)    “Top-Heavy” means:

(A)    if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)    the present value of the cumulative Accounts (excluding Catch-Up Contributions) for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding Catch-Up Contributions) for all Participants; and
(ii)    the Plan, when included in every potential combination, if any, with any or all of:
(a)any Required Aggregation Group, and
(b)any plan of the Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a)
is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection (d)); and
(B)    if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:
(i)the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection (d)); and

USA.605904107.14/VVL

(ii)the Required Aggregation Group, when included in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection (d)).
(C)    For purposes of Subparagraphs (A)(ii) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Code Sections 401(a)(4) and 410.
(2)    A group shall be deemed to be a “Top-Heavy Group” if:
(A)the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds
(B)sixty percent (60%) of a similar sum determined for all participants in such plans.
(3)    (A)    For purposes of this Subsection (d), the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:
(i)    as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year,
(ii)as to any simplified employee pension, the aggregate employer contributions, and
(iii)an adjustment for contributions due as of the Determination Date or last day of a plan year.
In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A). However, in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include

USA.605904107.14/VVL

contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).
(B)    For purposes of this Subsection (d), the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B) the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Treasury Regulation Section 1.416-1.
(C)For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection (d), the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

USA.605904107.14/VVL

(D)For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.
(E)For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.
(F)For purposes of this Paragraph (3), if any Employee has not performed any service for the Plan Sponsor or Affiliate during the one-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.
(G)(i)    In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and
(ii)    in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.
For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.
SECTION 2

(a)    Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan

USA.605904107.14/VVL

Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) of the Participant’s Annual Compensation. For purposes of this Subsection, an allocation to a Participant’s Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

(b)    (1)    The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year. For purposes of this Paragraph (1), an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account.

(2)    For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

(3)    This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

(c)    Notwithstanding anything contained in the Plan to the contrary, in any Plan Year in which the Plan is Top-Heavy, a Participant shall not vest at any rate which is slower than the schedule set forth below:

Years of Vesting Service	Percentage Vested

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

SECTION 3

Notwithstanding any other provision in this Appendix B to the contrary, to the extent otherwise applicable, the limitations expressed in this Appendix B shall not apply with respect to the 401(k) Plan for those Plan Years in which the 401(k) Plan satisfies the requirements of Code Section 401(k)(11) and 401(k)(12).

USA.605904107.14/VVL

APPENDIX C
SPECIAL NONDISCRIMINATION RULES

The Plan is intended to satisfy the requirements of Code Section 401(k)(12) with respect to contributions under Section 3.1 and Code Section 401(m)(11) with respect to contributions under Section 3.2. The Plan Sponsor will make Matching Contributions pursuant to Section 3.2 of the Plan to satisfy the safe harbor requirements of Treasury Regulations Sections 1.401(k)-3 and 1.401(m)-3. Accordingly, this Appendix C is not applicable unless and until the Plan is further amended to provide otherwise.
SECTION 1

As used in this Appendix, the following words shall have the following meanings:

(a)    “Eligible Participant” means a Participant who is an Employee during any particular Plan Year.

(b)    “Highly Compensated Eligible Participant” means any Eligible Participant who is a Highly Compensated Employee.

(c)    “Matching Contributions” means any contribution made by a Plan Sponsor to a Matching Account and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.

(d)    “Qualified Matching Contributions” means Matching Contributions which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

(e)    “Qualified Nonelective Contributions” means contributions of the Plan Sponsor or an Affiliate, other than Matching Contributions or Elective Deferrals, which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

SECTION 2

In addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

(a)the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the preceding Plan Year multiplied by 1.25; or

USA.605904107.14/VVL

(b)the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all other Eligible Participants for the preceding Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the preceding Plan Year multiplied by two (2).

The “actual deferral percentage” for the Highly Compensated Eligible Participants and all other Eligible Participants for a Plan Year is the average in each group of the ratios, calculated separately for each Employee, of the Deferral Amounts contributed by the Plan Sponsor on behalf of an Employee for the Plan Year to the Annual Compensation of the Employee in the Plan Year. In addition, for purposes of calculating the “actual deferral percentage” as described above, Deferral Amounts of Employees who are not Highly Compensated Employees which are prohibited by Code Section 401(a)(30) shall not be taken into consideration. Except to the extent limited by Treasury Regulations Section 1.401(k)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, all or part of the Qualified Matching Contributions and Qualified Nonelective Contributions (other than Qualified Nonelective Contributions that are treated as Matching Contributions pursuant to Section 5 of this Appendix C) made pursuant to the Plan may be treated as Deferral Amounts for purposes of determining the “actual deferral percentage.” The Plan Sponsor may, in its sole discretion, contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made.

SECTION 3

If the Deferral Amounts contributed on behalf of any Highly Compensated Eligible Participant exceed the amount permitted under the actual deferral percentage test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Deferral Amount was contributed, (a) the portion of the Excess Deferral Amount for the Plan Year attributable to a Highly Compensated Eligible Participant, as adjusted in accordance with Code Section 401(k) and applicable Treasury Regulations to reflect income, gain, or loss attributable to it and reduced by any excess Elective Deferrals as determined pursuant to Section 3.1 of the Plan previously distributed to a Participant for the Participant’s taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant or (b) to the extent provided in regulations issued by the Secretary of the Treasury, the Plan Administrator may permit the Participant to elect, within two and one-half (2½) months after the end of the Plan Year for which the Excess Deferral Amount was contributed, to treat the Excess Deferral Amount, unadjusted for earnings, gains, and losses, but as so reduced, as an amount distributed to the Participant and then contributed as an after-tax contribution by the Participant to the Plan (“recharacterized amounts”). The income, gain, or loss allocable to such Excess Deferral Amount shall be determined in a similar manner as described in Article 4 of the Plan or in any other manner permitted by applicable Treasury Regulations. The Excess Deferral Amount to be distributed or recharacterized shall be reduced by Deferral Amounts previously distributed or recharacterized for the taxable year ending in the same Plan Year, and shall also be reduced by Deferral Amounts previously distributed or recharacterized for the Plan Year beginning in such taxable year. For all other purposes under

USA.605904107.14/VVL

the Plan other than this Appendix C recharacterized amounts shall continue to be treated as Deferral Amounts. The portion of the Matching Contribution on which such Excess Deferral Amount was based shall be forfeited upon the distribution or recharacterization, as the case may be, of such Excess Deferral Amount.

(a)    For purposes of this Section 3, “Excess Deferral Amount” means, with respect to a Plan Year, the excess of:

(1)    the aggregate amount of Deferral Amounts contributed by a Plan Sponsor on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(2)    the maximum amount of Deferral Amounts permitted under Section 2 of this Appendix C for the Plan Year, which shall be determined by reducing the Deferral Amounts contributed on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages beginning with the highest of such percentages.

(b)    Distribution of the Excess Deferral Amount for any Plan Year shall be made to Highly Compensated Eligible Participants on the basis of the dollar amount of Deferral Amounts attributable to each Highly Compensated Eligible Participant. The Plan Sponsor shall determine the amount of Excess Deferral Amounts which shall be distributed to each Highly Compensated Eligible Participant as follows.

(1)    The Deferral Amounts allocated to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Deferral Amounts for the Plan Year to be equal to the dollar amount of the Deferral Amounts allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Deferral Amounts for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph (1), equals the total Excess Deferral Amounts.

(2)    If the total amount distributed under Paragraph (1) of this Subsection (b) is less than the total Excess Deferral Amounts, the procedure in Paragraph (1) shall be successively repeated until the total dollar amount distributed is equal to the total Excess Deferral Amounts attributable to Highly Compensated Eligible Participants.

If a distribution of the Excess Deferral Amounts attributable to the Highly Compensated Eligible Participants is made in accordance with Paragraphs (1) and (2) of this Subsection (b), the limitations in Section 2 of this Appendix C shall be treated as being met regardless of whether the actual deferral percentage, if recalculated after such distributions, would have satisfied the requirements of Section 2 of this Appendix C.

USA.605904107.14/VVL

SECTION 4

The Plan Administrator shall have the responsibility of monitoring the Plan’s compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Section 3.1 of the Plan. Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.

SECTION 5

The contribution percentage for Eligible Participants who are not Highly Compensated Eligible Participants for the Plan Year shall be equal to the contribution percentage for Eligible Participants who are not Highly Compensated Eligible Participants for such Plan Year shall be equal to the contribution percentage for that Plan Year calculated in the manner described below.

In addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:

(a)    The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the preceding Plan Year; or

(b)    The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200% of the contribution percentage for all other Eligible Participants for the preceding Plan Year or (2) the contribution percentage for all other Eligible Participants for the preceding Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have an Elective Deferral contributed to the Plan on the Participant’s behalf. The “contribution percentage” for Highly Compensated Eligible Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year. Except to the extent limited by Treasury Regulations Section 1.401(m)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Deferral Amounts and Qualified Nonelective Contributions as Matching Contributions for purpose of determining the contribution percentage, provided the Deferral Amounts, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of this Appendix C. The Plan

USA.605904107.14/VVL

Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Notwithstanding the foregoing, Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for purposes of applying the test contained in Section 2 of this Appendix C shall not be taken into account under this Section 5.

SECTION 6

If either (a) the Matching Contributions and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts, Qualified Nonelective Contributions and/or Qualified Matching Contributions made on behalf of Highly Compensated Eligible Participants, or (b) the nondeductible employee contributions made by Highly Compensated Eligible Participants exceed the amount permitted under the contribution percentage test for any given Plan Year, then, before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, the amount of the Excess Aggregate Contributions attributable to the Plan for the Plan Year, as adjusted in accordance with Code Section 401(m) and applicable Treasury Regulations to reflect any income, gain, or loss attributable to such contributions shall be distributed pursuant to Section 6(c) of this Appendix C, or, if the Excess Aggregate Contributions are forfeitable, forfeited. The income allocable to such contributions shall be determined in a similar manner as described in Article 4 of the Plan. As to any Highly Compensated Employee, any distribution or forfeiture of his allocable portion of the Excess Aggregate Contributions for a Plan Year shall first be attributed to any nondeductible employee contributions made by the Participant during the Plan Year for which no corresponding Plan Sponsor contribution is made and then to any remaining nondeductible employee contributions made by the Participant during the Plan Year and any Matching Contributions thereon. As between the Plan and any other plan or plans maintained by the Plan Sponsor in which Excess Aggregate Contributions for a Plan Year are held, each such plan shall distribute or forfeit a pro-rata share of each class of contribution based on the respective amounts of a class of contribution made to each plan during the Plan Year. The payment of the Excess Aggregate Contributions shall be made without regard to any other provision in the Plan.

For purposes of this Section 6, with respect to any Plan Year, “Excess Aggregate Contributions” means the excess of:

(a)    the aggregate amount of the Matching Contributions and nondeductible employee contributions (and any Qualified Nonelective Contributions or Qualified Matching Contributions) and, it taken into account under Section 5 of this Appendix C, the Deferral Amounts actually made on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(b)    the maximum amount of contributions permitted under the limitations of Section 5 of this Appendix C, determined by reducing contributions made on behalf of Highly Compensated Eligible Participants in order of their contribution percentages beginning with the highest of such percentages.

USA.605904107.14/VVL

The determination of the amount of Excess Aggregate Contributions under this Section 6 shall be made after (1) first determining the excess Elective Deferrals under Section 3.1(b) of the Plan and (2) then determining the Excess Deferral Amounts under Section 3 of this Appendix C.

(c)    Distribution or forfeiture of nondeductible employee contributions or Matching Contributions in the amount of the Excess Aggregate Contributions for any Plan Year shall be made with respect to Highly Compensated Eligible Participants on the basis of the dollar amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 6. The Plan Sponsor shall determine the amount of Excess Aggregate Contributions which shall be distributed to each Highly Compensated Eligible Participant as follows.

(1)    The Matching Contributions and nondeductible contributions allocated to the Highly Compensated Eligible Participant with the highest dollar amount of such contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Matching Contributions and nondeductible contributions for the Plan Year to be equal to the dollar amount of such contributions allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Matching contributions and nondeductible contributions for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Matching Contributions and nondeductible contributions, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph (1), equals the total Excess Aggregate Contributions.

(2)    If the total amount distributed under Paragraph (1) is less than the total Excess Aggregate Contributions, the procedure in Paragraph (1) shall be repeated until the total dollar amount of Matching Contributions and nondeductible contributions distributed is equal to the total Excess Aggregate Contributions attributable to Highly Compensated Eligible Participants.

If a distribution of the total Excess Aggregate Contributions is made in accordance with Paragraphs (1) and (2) of this Subsection (c), the limitations in Section 5 of this Appendix C shall be treated as being met regardless of whether the actual contribution percentage, if recalculated after such distributions, would have satisfied the requirements of Section 5 of this Appendix C.

SECTION 7

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred

USA.605904107.14/VVL

arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the “actual deferral percentage” and “contribution percentage” under the Plan.
Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the contribution percentage and actual deferral percentage under the Plan.

USA.605904107.14/VVL

APPENDIX D
MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1
GENERAL RULES

(a)    Effective Date and Precedence. The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2023 calendar year, except as otherwise provided herein. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9) and the applicable provisions of Treasury Regulations Sections 1.401(a)(9)–1 through 1.401(a)(9)–9 and any successor guidance (collectively, the ‘Guidance’), which are hereby incorporated by reference herein. The Guidance shall take precedence over any conflicting or inconsistent provisions of the Plan or this Appendix D.

(c)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and any legacy provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2
TIME AND MANNER OF DISTRIBUTION

(a)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72 (age 70½ if the Participant would have attained age 70½ prior to January 1, 2020), if later.

USA.605904107.14/VVL

(2)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(1) of this Appendix D, will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 4 of this Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix D applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

(d)    2020 Required Minimum Distributions. Notwithstanding the other provisions of this Appendix D, payment of required minimum distributions for 2020 was subject to the provisions of this Section 2(d) of Appendix D. Effective June 1, 2020, a Participant or Designated Beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a Required Beginning Date of April 1, 2021) but for the enactment of Code Section 401(a)(9)(I) (“2020 RMDs”), and who would have satisfied that requirement by receiving distributions that were either (i) equal to the 2020 RMDs, or (ii) one or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life

USA.605904107.14/VVL

expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Designated Beneficiary, or for a period of at least 10 years (“Extended 2020 RMDs”), did not receive those distributions, unless the Participant or Designated Beneficiary chose to receive such distributions. Participants and Designated Beneficiaries described in the preceding sentence were, however, given an opportunity to elect to receive such distributions. For the avoidance of doubt, no 2020 RMDs or Extended 2020 RMDs were treated as eligible rollover distributions.
SECTION 3
REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

(a)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)    the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)    if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

SECTION 4
REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

(a)    Death On or After Date Distributions Begin.

(1)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

USA.605904107.14/VVL

(i)    The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)    Death Before Date Distributions Begin.

(1)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a) of this Appendix D.

(2)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

USA.605904107.14/VVL

(3)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.

    (c)    Death after December 31, 2019. Notwithstanding any of the preceding provisions of this Appendix D to the contrary, in the event of the death of a Participant on or after January 1, 2020, if the Participant has a Designated Beneficiary other than an Eligible Designated Beneficiary, such Participant’s benefits shall be distributed in full by the end of the tenth calendar year following the calendar year of such Participant’s death. This provision shall be applicable whether the Participant’s death occurs before or after the Participant’s Required Beginning Date. If the Participant’s Designated Beneficiary is an Eligible Designated Beneficiary, special rules will apply.
The life expectancy provisions set forth in this Appendix D applicable on the death of a Participant shall continue to apply with respect to distributions to an Eligible Designated Beneficiary; provided, however, any remaining benefits must be distributed within ten (10) years of the death of such Eligible Designated Beneficiary and, in the event of a minor child of a Participant who is an Eligible Designated Beneficiary, any remaining benefits must be distributed within ten (10) years of such Beneficiary attaining the age of majority.
SECTION 5
DEFINITIONS

    As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a)    Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.9 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, of the Treasury Regulations.

(b)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2(b) of this Appendix D. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s

USA.605904107.14/VVL

Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)    Eligible Designated Beneficiary. An individual who, as of the date of the Participant’s death, is the Participant’s surviving spouse, the Participant’s minor child (as determined under applicable state law), a disabled person (as determined under Code Section 72(m)(7)), a chronically ill person (as defined in Code Section 7702B(c)(2)), or an individual who is not more than ten (10) years younger than the Participant.

(d)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(e)    Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(f)    Required Beginning Date. April 1 of the calendar year following the later of the calendar year in which the Participant attains age 72 (age 70½ if the Participant attained age 70½ prior to January 1, 2020) or the calendar year in which the Participant retires, except that in the case of a person described in Section l(b)(2) of Appendix B the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 72 (age 70½ if the Participant attained age 70½ prior to January 1, 2020).

USA.605904107.14/VVL

FIRST AMENDMENT
TO THE BANCPLUS CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

    THIS FIRST AMENDMENT is made effective as of January 1, 2023, by BancPlus Corporation, a corporation organized under the laws of the State of Mississippi and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the BancPlus Corporation Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”), under an indenture dated December 13, 2022. The Primary Sponsor desires to amend the Plan, effective as of January 1, 2023, to (i) clarify that elevated claims procedures do not apply to disability-related claims under the Plan; (ii) clarify that an eligible new hire will enter the Plan as of the Entry Date (as defined in the Plan) coincident with or next following the later of attainment of age twenty-one (21) and completing his or her Eligibility Service (as defined in the Plan); (iii) clarify specifics related to allocation of shares of the Company’s common stock that were released due to the application of cash dividends and other cash distributions that would have otherwise been credited to participant accounts under the Plan; and (iv) update the applicable age for purposes of required minimum distributions in accordance with the Secure 2.0 Act of 2022.

AMENDMENT

The Primary Sponsor hereby amends the Plan, effective as of January 1, 2023:

1.By deleting and replacing Section 1.7 of the Plan in its entirety with “Reserved.”

2.By inserting “and” following Section 1.41(c) of the Plan, replacing “; and” with “.” Following Section 1.41(d) of the Plan, and deleting Section 1.41(e) of the Plan in its entirety.

3.By deleting and replacing Section 2.2 of the Plan in its entirety, as follows:

“2.2    New Hires. Each Eligible Employee shall become a Participant as of the Entry Date coincident with or next following the later of (a) attaining age twenty-one (21) and (b) completing his Eligibility Service.”

4.By deleting and replacing Section 4.3(a)(2) of the Plan in its entirety, as follows:

“(2)    The number of Financed Shares determined pursuant to Paragraph (1)(i) hereof shall be allocated to each Participant’s Company Stock Subaccount in the same proportion that the cash dividends or other cash distributions used from such Participant’s Other Investment Subaccount to repay the Acquisition Loan during the Plan Year bears to the total amount of cash dividends and other cash distributions so used from all Participants’ Other Investment Subaccounts.”

5.By deleting and replacing Section 16.6 of the Plan in its entirety with “Reserved.”

6.By deleting and replacing Article 17 of the Plan in its entirety, as follows:

“ARTICLE 17
CLAIM REVIEW PROCEDURE

17.1    Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days from the end of such initial period. Any extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the decision.

17.2    Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth, in language calculated to be understood by the claimant:

(a)    the specific reasons for the denial;

    (b)    specific references to the pertinent provisions of the Plan on which the denial is based;

    (c)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

    (d)    an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review.

17.3    Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

    (a)    request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator;

    (b)    request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

    (c)    submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator; and

    (d)    a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

17.4    Application for Review. If a claimant wishes a review of the decision denying his claim to benefits under the Plan or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

17.5    Hearing. Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

17.6    Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

17.7    Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

17.8    Decision on Review. No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. If the Plan Administrator determines that the extension of time is required, the Plan Administrator shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan

Administrator shall provide to the claimant written notice of the denial which shall include:

(a)    the specific reasons for the decision;

(b)    specific references to the pertinent provisions of the Plan on which the decision is based;

(c)    a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(d)    an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review.”
7.By deleting and replacing Appendix D, Section 2(b)(1) in its entirety, as follows:

“(1)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained his or her Applicable Age, if later.”

8.By renumbering existing Appendix D, Sections 5(a) through (f) as Sections 5(b) through (g).

9.By adding a new Appendix D, Section 5(a), as follows:

“(a)    Applicable Age. Age 70½ if the Participant (or Beneficiary) attained age 70½ prior to January 1, 2020; age 72 if the Participant (or Beneficiary) attained age 70½ on or after January 1, 2020 but prior to January 1, 2023; and effective with respect to distributions made after December 31, 2022, with respect to Participants (or Beneficiaries) who attained 72 after such date: (i) age 73 if the Participant (or Beneficiary) attained age 72 on or after January 1, 2023 but prior to January 1, 2033, or (ii) age 75 if the Participant (or Beneficiary) attains age 74 on or after January 1, 2033.”

10.By deleting and replacing Appendix D, Section 5(g) in its entirety, as follows:

“(g)    Required Beginning Date. For purposes of this Section, the term Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains his or her Applicable Age or the calendar year in which the Participant retires, except that in the case of a person who owns more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant attains his or her Applicable Age.”

    Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed on the day and year first above written.

BANCPLUS CORPORATION

By:
Print Name:
Title:

SECOND AMENDMENT
TO THE BANCPLUS CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

    THIS SECOND AMENDMENT is made as of December 19, 2023, by BancPlus Corporation, a corporation organized under the laws of the State of Mississippi and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the BancPlus Corporation Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”), under an indenture dated December 13, 2022, and the Plan has been amended one time since such restatement as of January 1, 2023. The Primary Sponsor desires to amend the Plan, effective as of January 1, 2024, except as otherwise provided, to eliminate the eligibility service requirement and, in accordance with the Secure 2.0 Act of 2022 (“SECURE 2.0”) to (i) provide for the higher catch-up limit permitted under SECURE 2.0 for participants who attain ages 60-63; (ii) provide for the revised dollar limit under the Internal Revenue Code with respect to mandatory distributions; (iii) permit under the top-heavy rules separate testing with respect to excludable and non- excludable employees; (iv) permit a surviving spouse under the required minimum distribution requirements to elect to be treated as the employee; and (v) with respect to required minimum distributions, remove the requirement for Roth pre-death distributions.

AMENDMENT

The Primary Sponsor hereby amends the Plan, effective as provided herein:

11.Effective January 1, 2024, by deleting and replacing Section 1.22 of the Plan in its entirety with “Reserved.”

12.Effective January 1, 2024, by deleting and replacing Section 1.26 of the Plan in its entirety, as follows:

“1.26    “Entry Date” means the first day of the calendar quarter coinciding with or next following the date on which an Eligible Employee satisfies the eligibility requirements under Article 2.”

13.Effective January 1, 2024, by deleting and replacing Section 2.2 of the Plan in its entirety, as follows:

“2.2    New Hires. Each Eligible Employee shall become a Participant as of the Entry Date coinciding with or next following the later of (a) attaining age twenty-one (21) and (b) his employment as an Eligible Employee.”
609451662.3

14.Effective January 1, 2024, by deleting and replacing Section 2.4 of the Plan in its entirety, as follows:

“2.4    Former Employees Rehired. Each former Employee who terminates employment before completing the eligibility requirements under this Article shall become a Participant as of the later of the Entry Date following completion of such eligibility requirements or the Entry Date following the date the Employee becomes an Eligible Employee. Each former Employee who completes the eligibility requirements under this Article but who terminates employment with a Plan Sponsor before becoming a Participant shall become a Participant as of the latest of the date he (a) is reemployed, (b) would have become a Participant if he had not incurred a Termination of Employment, or (c) becomes an Eligible Employee.”

15.Effective January 1, 2025, by deleting and replacing Section 3.1(c) of the Plan in its entirety, as follows:

“(c)    Catch-Up Contributions. A Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained age fifty (50) on or before the last day of the Plan Year (a “Catch-Up Eligible Participant”) shall be eligible to elect to have a portion of his Annual Compensation otherwise payable to him for the Plan Year contributed by the Plan Sponsor to the 401(k) Deferral Account or the ESOP Deferral Account, as designated by the Participant, on his behalf as Catch-Up Contributions in accordance with and subject to the limitations of Code Section 414(v). A Catch-Up Contribution shall be limited to an applicable dollar amount under Code Section 414(v) or, effective for tax years beginning after December 31, 2024, in the case of an eligible participant who would attain age 60 but would not attain age 64 before the close of the taxable year, the adjusted dollar amount described thereunder. Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(a), 3.1(b) and Appendix A hereto. The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C, or Code Section 410(b), as applicable, by reason of the making of Catch-Up Contributions as described in this Section 3.1(c).”

16.Effective with respect to distributions after December 31, 2023, by deleting and replacing references to “$5,000” in Sections 13.1(c)(2) and (3) and Section 13.1(f) of the Plan with “$7,000”.

17.Effective January 1, 2024, by adding a sentence to Appendix D, Section 2(b)(1), as follows:

“Effective for calendar years beginning after December 31, 2023, the surviving spouse may elect (in accordance with the Code, Treasury regulations and any
609451662.3

applicable guidance) to be treated as if the surviving spouse were the Participant, provided that the date on which distributions are required to begin hereunder shall not be earlier than the date provided in the preceding sentence.”

18.Effective January 1, 2024, by deleting and replacing Appendix D, Section 2(b)(4), as follows:

“(4)    Effective January 1, 2024, if the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the surviving spouse elects to be treated as if he or she were the Participant (in accordance with the Code, Treasury regulations and any applicable guidance) and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b) will apply as if the surviving spouse were the Participant.”

19.Effective for taxable years beginning after December 31, 2023, by adding a new Appendix D, Section 3(c), as follows:

“(c)    Effective for taxable years beginning after December 31, 2023 (but not for distributions which are required with respect to years beginning before January 1, 2024 but are permitted to be paid on or after such date), the following provisions shall not apply to any designated Roth account: (i) Code Section 401(a)(9)(A) and this Subsection (c) regarding distributions on behalf of a Participant and (ii) the incidental death benefit requirements of Code Section 401(a).”

    Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

609451662.3

IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed on the day and year first above written.

BANCPLUS CORPORATION

By:
Print Name:
Title:
609451662.3

THIRD AMENDMENT
TO THE BANCPLUS CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

    THIS THIRD AMENDMENT is made as of September ___, 2024, by BancPlus Corporation, a corporation organized under the laws of the State of Mississippi and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the BancPlus Corporation Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”), under an indenture dated December 13, 2022, and the Plan has been amended two times since such restatement. The Primary Sponsor desires to amend the Plan to reflect changes in the duties of the Trustee of the Plan and to add a Roth feature to the Plan.

AMENDMENT

The Primary Sponsor hereby amends the Plan, effective as of the date first set forth above, except as otherwise provided herein:

1.Effective January 1, 2025, by deleting and replacing Section 1.2(a) of the Plan in its entirety as follows:

“(a)    ‘401(k) Deferral Account’ which shall reflect a Participant’s interest in contributions designated by the Participant to be made to the 401(k) Deferral Account under Section 3.1 which have not been designated as Roth Elective Deferrals, and earnings and losses thereon.”

2.Effective January 1, 2025, by adding the following new Sections 1.2 (j), (k) and (l):

“(j)    ‘Roth Elective Deferral Account’ which shall consist of a Participant’s interest in Roth Elective Deferrals and earnings and losses thereon.

(k)    ‘Roth In-Plan Conversion Account’ which shall reflect a Participant’s interest in his Roth In-Plan Conversion Amounts and earnings and losses thereon.

(l)    ‘Roth Rollover Account’ which shall consist of a Participant’s interest in Roth Rollover Amounts and earnings and losses thereon.”

3.Effective January 1, 2025, by adding new Sections 1.54A and 1.54B to the Plan as follows:

615260243.3

“1.54A        ‘Roth Elective Deferral’ means an Elective Deferral that is:

(a)irrevocably designated by the Participant at the time the Participant elects to make a cash or deferred election under Section 3.1 of the Plan as a Roth Elective Deferral that is being made in lieu of all or a portion of the Elective Deferrals the Participant is otherwise eligible to make under the 401(k) Plan; and

(b)includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

1.54B    ‘Roth In-Plan Conversion Amount’ means an in-plan amount that is converted to Roth contributions.

1.54C    ‘Roth Rollover Amount’ means a Rollover Amount that is a direct rollover from a designated Roth account under an applicable retirement plan described in Code Section 402A and only to the extent the rollover is permitted under the rules of Code Section 402(c).”

20.Effective January 1, 2025, by adding the following sentence to the end of Section 3.1(b):

“Distributions of Excess Deferral Amounts pursuant to this Section 3.1(b) shall be made proportionately from a Participant’s contributions made under Section 3.1(a) and Roth Elective Deferrals made for the applicable Plan Year.”

21.Effective January 1, 2025, by deleting and replacing the first sentence of Section 3.1(d) in its entirety as follows:

“The elections under this Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage or dollar amount, as applicable, of Annual Compensation that the Participant desires to defer pursuant to Section 3.1(a), 3.1(c) and/or 3.1(e) and specify the percentage or dollar amount, as applicable, that shall be contributed to the Participant’s 401(k) Deferral Account, Roth Elective Deferral Account and/or ESOP Deferral Account.”

22.Effective January 1, 2025, by adding a new Section 3.1(e) to the Plan as follows:

“(e)    Roth Elective Deferrals. At the time a Participant elects to make a contribution under this Section 3.1, the Participant may irrevocably designate all or a portion of his Deferral Amounts (including amounts contributed pursuant to Section 3.1(c) and Code Section 414(v)) as Roth Elective Deferrals. Roth Elective Deferrals will be aggregated with Elective Deferrals when determining the limitations described in Section 3.1, Appendix A, and Appendix C of the Plan. The making of Roth Elective Deferrals shall be subject to such administrative procedures as the Plan Administrator may prescribe pursuant to this Section 3.1 and the Plan Administrator shall have the same discretionary authority to administer the Plan with respect to Roth Elective Deferrals as it does with respect to all other aspects of the Plan.”

23.Effective January 1, 2025, by deleting and replacing Section 3.4 of the Plan in its entirety as follows:

“3.4    Rollover Contributions. Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount or a Roth Rollover Amount to the 401(k) Rollover Account, Roth Rollover Account or ESOP Rollover Account, as elected by the Participant, on an aggregate basis; provided, that, the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees. Rollover Amounts and Roth Rollover Amounts contributed by a Participant will be allocated to such Participant’s 401(k) Rollover Account, Roth Rollover Account and ESOP Rollover Account, as applicable, as soon as reasonably practicable following the receipt by the Trustee.

24.Effective January 1, 2025, by deleting and replacing section 4.2(a) of the Plan in its entirety as follows:

“(a)    Allocation of Deferral Amounts, Catch-Up Contributions, and Rollover Amounts. As soon as reasonably practicable following the date of withholding by the Plan Sponsor and receipt by the Trustee, Elective Deferrals made on behalf of each Participant under Section 3.1 of the Plan and Rollover Amounts contributed by a Participant, shall be allocated to the 401(k) Deferral Account, ESOP Deferral Account, Roth Elective Deferral Account, 401(k) Rollover Account, Roth Rollover Account, and ESOP Rollover Accounts respectively, of the Participant on behalf of whom the contributions were made, in amounts as designated by the Participant to the Plan Administrator.

25.Effective January 1, 2025, by adding a new Section 4.2(e) to the Plan as follows:

“(e)    Separate Accounting for Roth Elective Deferrals.

(1)The Plan will maintain a record of the amount of Roth Elective Deferrals, Roth In-Plan Conversion Amounts and Roth Rollover Amounts in each Participant’s Account in a separate Roth Elective Deferral Account, Roth In-Plan Conversion Account and Roth Rollover Account, as applicable.

(2)Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account. Net income, net losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account, Roth In-Plan Conversion Account and Roth Rollover Account and the Participant’s other Accounts under the Plan.”

4.By deleting and replacing Section 5.1(c) of the Plan in its entirety as follows:

“(c)    Payments of principal and interest on any Acquisition Loan during a Plan Year shall be made by the Trustee only from (1) Plan Sponsor contributions made to the Trust to meet the ESOP Plan’s obligations under an Acquisition Loan, earnings from Plan Sponsor contributions to the ESOP Plan, and any cash dividends or other cash distributions attributable to Company Stock given as collateral for an Acquisition Loan (both received during or prior to the Plan Year) and any cash dividends or other cash distributions attributable to Company Stock acquired with the proceeds of an Acquisition Loan and allocated to Participants’ Company Stock Subaccounts; or (2) the proceeds of a subsequent Acquisition Loan made to repay a prior Acquisition Loan. The payments made with respect to an Acquisition Loan by the ESOP Plan during a Plan Year will not exceed an amount equal to the sum of such contributions and earnings described in Clause (1) received during or prior to the year less such payments in prior years. Plan Sponsor contributions and earnings must be accounted for separately by the ESOP Plan until the Acquisition Loan is repaid.”

5.Effective January 1, 2025, by deleting and replacing the header language of Section 8.1 of the Plan in its entirety as follows:

“8.1    Hardship Withdrawals. The Trustee shall, upon the direction of the Plan Administrator, withdrawal all or a portion of the vested portion of the Participant’s vested Account in his 401(k) Deferral Account, 401(k) Rollover Account, Roth Elective Deferral Account consisting of Deferral Amounts (but not earnings thereon), Roth Rollover Account, ESOP Deferral Account, and ESOP Rollover Account (including earnings); prior to the time such accounts are otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from “hardship” as determined herein. In addition, a single hardship withdrawal shall be made available from all subaccounts under the 401(k) Plan or from all available subaccounts under the ESOP Plan, but not a combination of both. For purposes of this Section, a withdrawal will be deemed to be on account of hardship if the withdrawal is on account of:”

6.Effective January 1, 2025, by deleting and replacing Section 8.3(a) of the Plan in its entirety as follows:

“(a) Withdrawals from the Participant’s vested Account in the 401(k) Deferral Account, Roth Deferral Account and the ESOP Deferral Account may be made by a Participant who has attained age 59 ½.”

7.Effective January 1, 2025, by deleting and replacing Section 8.3(b) of the Plan in its entirety as follows:

“(b) Withdrawals from the Participants 401(k) Rollover Account, Roth Rollover Account or ESOP Rollover Account may be made at any time.”

8.Effective January 1, 2025, by deleting and replacing Section 10.2(a) of the Plan in its entirety as follows:

“(a) his 401(k) Deferral Account, 401(k) Matching Account, 401(k) Rollover Account, Roth Elective Deferral Account, Roth In-Plan Conversion Account, Roth Rollover Account, ESOP Deferral Account, ESOP Matching Account, ESOP Rollover Account, and Pre-Safe Harbor Matching Account, which shall be fully vested and nonforfeitable at all times; and”

9.Effective January 1, 2025, by adding the following sentence to the end of Section 13.1(c)(3):

“For purposes of Section 13.3(a) and (b), the Participant’s Roth Account and the Participant’s other Accounts are treated as accounts under two separate plans (within the meaning of Code Section 414(l)) regarding the automatic rollover rules for mandatory distributions under Code Section 401(a)(31)(B)(i)(I) and the special rules in A-9 through A-11 of Treasury Regulations Section 1.401(a)(31)-1.”

10.Effective January 1, 2025, by adding the following paragraph to Section 13.3 of the Plan immediately following Section 13.3(b) as follows:

“Notwithstanding the foregoing, a Direct Rollover of a distribution from a Roth Elective Deferral Account, Roth In-Plan Conversion Account and/or Roth Rollover Account under the Plan will only be made to another designated Roth account under an applicable retirement plan described in Code Section 401A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c) and applicable regulations. Any distribution from a Participant’s Roth Account, Roth In-Plan Conversion Account or Roth Rollover Account will not be taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total than $200 during a year. Furthermore, the provision that allows a Participant to directly roll over a portion of an Eligible Rollover Distribution to an Eligible Retirement Plan if the amount rolled over exceeds $500 is applied by treating any amount distributed from the Participant’s Roth Account, Roth In-Plan Conversion and/or Roth Rollover Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.”

11.Effective January 1, 2025, by adding new Sections 13.7 and 13.8 to the Plan as follows:

“13.7    Roth In-Plan Rollovers. A Participant may elect at the time and in the manner prescribed by the Plan Administrator to make a Direct Rollover of any vested amount in the Participant’s Account (other than amounts credited to his Roth Elective Deferral Account or Roth Rollover Account) that is not otherwise distributable or any distribution under the Plan that is an Eligible Rollover Distribution to the Roth In-Plan Conversion Account established under the Plan for such Participant. Roth In-Plan Conversion Amounts will be credited to the Participant’s Roth In-Plan Conversion Account. The Plan will maintain a record of amounts in each Participant’s Roth In-Plan Conversion Account. Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth In-Plan Conversion Account and the Participant’s other Accounts under the Plan. Roth In-Plan Conversion Accounts are invested among the available Investment Funds in accordance with Article 6. No amounts other than Roth In-Plan Conversion Amounts and properly attributable earnings will be credited to each Participant’s Roth In-Plan Conversion Account. A Participant may withdraw all or any portion of his Roth In-Plan Conversion Account maintained under the Plan by submitting a request in the form and subject to such rules as the Plan Administrator may from time to time prescribe.

13.8    Withdrawals and Distributions of Roth Elective Deferrals. Any withdrawal or distribution of a Participant’s Roth Elective Deferral Account, Roth In-Plan Conversion Account or Roth Rollover Account will be subject to the distribution rules of Code Section 402A(d) and any applicable guidance or regulations issued thereunder and such procedures as the Plan Administrator may prescribe that are consistent therewith.”

12.By deleting and replacing Section 15 of the Plan in its entirety as follows:

“15.1    Voting Provisions. The Trustee shall have discretionary authority under the Trust to vote all Company Stock held by it as part of the ESOP Plan assets, except as otherwise provided in this Section 15.1. Notwithstanding the foregoing, if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the ESOP Plan, then such shares of Company Stock shall be voted in accordance with such agreement. Notwithstanding the foregoing, if the Primary Sponsor has a registration-type class of securities, each Participant and Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock that is entitled to vote and that is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Primary Sponsor does not have a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which to vote shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary with respect to any corporate manner which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Treasury Regulations. For purposes of this Section, the term ‘registration-type class of securities’ means: (1) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (2) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

15.2    Participant Voting Instructions and Unallocated Shares. Shares of Company Stock held in Accounts for which the Trustee has received instructions from Participants or Beneficiaries shall be voted in accordance with those instructions unless the fiduciary requirements of ERISA require otherwise. In the absence of voting instructions by a Participant or Beneficiary with respect to any allocated Company Stock for which the Participants or Beneficiaries have voting rights in accordance with the foregoing, such shares of Company Stock shall be voted by the Trustee in its discretion, and all Company Stock which is not then allocated to Company Stock Accounts shall be voted by the Trustee in its discretion.

15.3    Other Decisions. All decisions affecting Company Stock held under the ESOP Plan which do not involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be determined by the Trustee in its discretion.”

13.Effective January 1, 2025, by adding the following new paragraph to the end of Section 3 to Appendix C as follows:

“Notwithstanding any of the foregoing to the contrary, unless otherwise provided by uniform procedures established by the Plan Administrator from time to time in the case of a distribution of Excess Deferral Amounts, the Highly Compensated Eligible Participant’s Roth Elective Deferrals will be distributed first and non-Roth Deferral Amounts second, but only to the extent such types of deferrals were made by such Highly Compensated Eligible Participant for the Plan Year.”

    Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed on the day and year first above written.

BANCPLUS CORPORATION

By:
Print Name:
Title:

FOURTH AMENDMENT
TO THE BANCPLUS CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

THIS FOURTH AMENDMENT is made as of December 23, 2024, by BancPlus Corporation, a corporation organized under the laws of the State of Mississippi and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the BancPlus Corporation Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”), under an indenture dated December 13, 2022, and the Plan has been amended three times since such restatement. The Primary Sponsor desires to amend the Plan to reflect clarifying changes regarding the Roth feature in the Plan.

AMENDMENT

The Primary Sponsor hereby amends the Plan, effective as of the date first set forth above, except as otherwise provided herein:

1.Effective January 1, 2025, by deleting and replacing Section 1.1 of the Plan in its entirety as follows:

“1.1 “401(k) Plan” means the portion of the Fund consisting of the 401(k) Deferral Accounts, 401(k) Matching Accounts, 401(k) Discretionary Accounts, 401(k) Rollover Accounts, Roth Elective Deferral Accounts, Roth In-Plan Conversion Accounts, and Roth Rollover Accounts.”

1.Effective January 1, 2025, by deleting and replacing Section 3.1(a) of the Plan in its entirety as follows:

“3.1 (a) Employee Deferrals. The Plan Sponsor shall make a contribution for each payroll period to the 401(k) Deferral Accounts, ESOP Deferral Accounts or Roth Elective Deferral Account, as designated by the Participant, on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Plan. The contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in an amount equal to the amount specified in the Participant’s deferral election, but not greater than one hundred percent (100%) of the Participant’s Annual Compensation. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Section 3.1(a).”

1.Effective January 1, 2025, by adding the following sentence to the end of Section 3.1(e):

“For clarity, Roth Elective Deferrals may only be designated to the Participant’s Accounts in the 401(k) Plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Fourth Amendment.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Primary Sponsor has caused this Fourth Amendment to be executed on the day and year first above written.

BANCPLUS CORPORATION

By:
Print Name:
Title: